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                                                                    EXHIBIT 10.2


                        FINANCING AND SECURITY AGREEMENT

                                  by and among

                           NATIONSBANK OF TEXAS, N.A.

                                      and

                                 ULTRAK, INC.,
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.,
                           DENTAL VISION DIRECT, INC.





                      Dated:  Effective September 24, 1993
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                               TABLE OF CONTENTS


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ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.  REVOLVING CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.1     Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.2     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.3     Repayment and Line Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4     Mandatory Interim Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6     Purpose and Use of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5     Early Termination of Revolving Facility by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III.  COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.1     Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2     Perfection and Protection of Lender's
                   Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.3     Priority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.4     Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.5     Field Examinations; Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.6     Collateral Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.7     Aging Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.8     Receivables Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.10    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.11    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.12    Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.13    Landlords, Bailees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.14    Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.15    Preservation of Lender's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.16    Special Rights of Lender; Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.17    Cross Collateralization; Cross Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV.  CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.1     Items to be Delivered by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.2     Loans Under Revolving Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------------------------------

ARTICLE V.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.1     Corporate Name: Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.2     Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.3     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.4     Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.5     No Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.6     Share Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.7     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.11    Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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
         5.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.13    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.14    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.15    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.16    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.17    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.18    Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.19    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.20    Representations and Warranties Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VI.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.1     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.4     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.5     Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.6     Interim Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.7     Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.8     SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.9     Collateral Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.10    Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.11    Notification of Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.12    Notification of Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.13    Notification Regarding Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.14    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.16    Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.17    Fees, Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.18    Waivers and Consents Respecting the Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.19    Subordination Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.20    Change of Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.21    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.22    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.23    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.24    Prohibition Against Liens on Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.25    Dissolution, Liquidation, Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.26    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.27    Limitation on Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.28    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.29    Change in Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.30    Change in Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.31    Dividends Distributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.32    Redemptions and Acquisition of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.33    Bonuses, Consulting Fees to Shareholders and Directors . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.34    Loans to Officers, Directors, Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.35    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.36    Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.37    Limitation on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.38    Covenants Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE VII.  EVENT OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
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ARTICLE VIII.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.1     Refusal of Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.3     Cash Collateral; Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.4     Enforcement Costs; Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.5     Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.6     Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.7     Performance by the Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.8     Non-waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.9     Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IX.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.1     Effective date; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.4     Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.5     Lender's Records; Account Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.6     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.7     Non-applicability of Chapter 15 of Texas Credit Code . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.8     Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.9     Judgment Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.10    Interest Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.11    Continuing Rights of Lender in Respect of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.12    Fees, Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.13    Acceptance and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.14    Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.15    Express Waivers by Borrowers in respect of Cross-Collateralization and Cross Guaranties  . . . . . . . . .  48
         9.16    WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.17    Copies Valid as Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.18    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.19    Entirety and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.20    Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.21    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.22    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.23    Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.24    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.25    Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.26    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
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                        FINANCING AND SECURITY AGREEMENT

         This Financing and Security Agreement dated effective September 24, 1993 is executed and entered into by and among NATIONSBANK OF TEXAS, N.A., a national bank ("Lender"), and each of (i) ULTRAK, INC., a Colorado corporation,
(ii) LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation, (iii) CCTV SOURCE INTERNATIONAL, INC., a Texas corporation, and (iv) DENTAL VISION DIRECT, INC., a Texas corporation (each severally a "Borrower" and collectively "Borrowers"), as follows: Lender and Borrowers desire to enter into certain financing arrangements according to the terms and provisions as set forth hereinbelow. Therefore, for and in consideration of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, together with the mutual benefits provided herein, Lender and each Borrower hereby agree as follows:


                            ARTICLE I.  DEFINITIONS

         This Agreement evidences a revolving credit facility providing for several revolving loans to each of Ultrak, LPEC, CCTV and DVDI, respectively, on the terms set forth below. Wherever used in this Agreement, the term "Borrower" separately and severally means each of Ultrak, LPEC, CCTV and DVDI, respectively, and the term "Borrowers" collectively means all of Ultrak, LPEC, CCTV and DVDI together. In addition, the following definitions shall apply throughout this Agreement:

         1.1 "Affiliate" includes any Person (i) that directly or indirectly controls or is controlled by a Borrower (including without limitation all Subsidiaries), or is under common control with a Borrower, or
(ii) that directly or indirectly owns or holds five percent (5%) or more of any class of Voting Stock of a Borrower or (iii) five percent (5%) or more of the Voting Stock of which is directly or indirectly owned or held by a Borrower or
(iv) that is an officer, director or shareholder of a Borrower.

         1.2 "Affiliate Subordination Agreement" means the subordination agreements respecting present or former officers, directors, shareholders or Affiliates of a Borrower as prescribed by paragraph 6.19.

         1.3 "Aggregate Availability" at any time means the lesser of the Aggregate Borrowing Base or the Credit Limit.

         1.4 "Aggregate Borrowing Base" at any time means an amount equal to (i) up to a maximum of eighty-five percent (85%) of the aggregate Eligible Accounts of Borrowers plus (ii) up to a maximum of forty-five percent (45%) of the aggregate Eligible Inventory of Borrowers (but limited however, to an amount not exceeding the lesser of (i) $5,000,000.00 or (ii) fifty percent (50.0%) of the aggregate unpaid balance of the Revolving Facility, less (iii) the Reserve.

         1.5 "Agreement" means this Financing and Security Agreement and all exhibits and addenda, and any extension, amendment or modification thereof.

         1.6 "Blocked Collection Account" means any account maintained by Lender for the deposit and collection of checks and other items received by a Borrower as proceeds of Receivables.

         1.7 "Borrower" separately and severally means each of Ultrak, LPEC, CCTV and DVDI, respectively.

         1.8 "Borrower Availability" as to any Borrower at any time means the lesser of the Company Borrowing Base of such Borrower or the Unused Aggregate Availability.

         1.9 "Borrowers" collectively means all of Ultrak, LPEC, CCTV and DVDI together, collectively.

         1.10 "Business Day" means any calendar day except Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as may be amended from time to time.

         1.11 "Capital Expenditures" shall have the meaning defined in paragraph 6.22.

         1.12 "CCTV" means CCTV SOURCE INTERNATIONAL, INC., a Texas corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

         1.13 "Code" means the Uniform Commercial Code in effect in the State of Texas.

         1.14 "Collateral" means collectively all of the following, now owned and hereafter acquired: Receivables, Inventory, and all computer programs, applications, discs, software, files and other records pertaining to any Collateral. Collateral also includes all proceeds of any of the foregoing at any time arising, including insurance proceeds.

         1.15 "Collateral Report" means a Collateral Report prescribed by paragraph 3.6.

         1.16 "Company Borrowing Base" as to any Borrower at any time means an amount equal to (i) up to a maximum of eighty-five percent (85%) of the Eligible Accounts of such Borrower plus (ii) up to a maximum of forty-five percent (45%) of the Eligible Inventory of such Borrower (provided, that the maximum amount outstanding under the Revolving Facility in respect of advances against all Eligible Inventory shall not at any time exceed the lesser of (a) $5,000,000.00 or (b) fifty percent (50%) of the aggregate unpaid balance of the Revolving Facility), less (iii) the Reserve applicable to such Borrower.

         1.17 "Contract Rate" means, on any day, a floating annual rate of interest calculated on the basis of actual days elapsed but computed as if each year consists of 360 days, equal to the sum of the Prime Rate effective as of the first day of the calendar month in which such day falls plus one-half per cent (0.5%). Upon written notification to Borrower sat any time when any Event of Default exists, the Contract Rate otherwise applicable hereunder shall automatically increase by an additional two and one- half percent (2.5%) per annum, beginning on the effective date specified in such written notice (which shall be on or after the date on which any such Event of Default shall have first occurred) and continuing thereafter for so long as any such Event of Default remains uncured or until Lender may agree otherwise.

         1.18 "Contract Term" means the period beginning on the effective date specified in the preamble of this Agreement and continuing through September 30, 1995.

         1.19 "Credit Limit" means the amount of Twelve Million and no/100 Dollars ($12,000,000.00).

         1.20 "DVDI' means DENTAL VISION DIRECT, INC., a Texas corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

         1.21 "Eligible Accounts" means the net amount of the accounts of a Borrower which are acceptable to lender for purposes of determining the Aggregate Borrowing Base and the Company Borrowing Base of such Borrower and meet all criteria for inclusion in the Aggregate Borrowing Base and the Company Borrowing Base for such Borrower as determined and established by Lender from time to time in its discretion. Lender at all times reserves the right in its sole discretion to exclude Accounts from the Borrowing Base or establish additional or different criteria for determining Eligible Accounts, without prior notice. Lender may establish reserves against Eligible Accounts, and the criteria for determining such reserves and the amount thereof shall at all times be subject to adjustment or change as determined by Lender in its discretion without prior notice.

         1.22 "Eligible Inventory" shall mean all inventory of a Borrower that is acceptable to Lender in its discretion for purposes of determining the Aggregate Borrowing Base and the Company Borrower Base of such Borrower and meet all criteria for inclusion in the Aggregate Borrowing Base and the Company Borrowing Base for such Borrower as determined and established by Lender from time to time in its discretion. Lender at all times reserves the right in it sole discretion to exclude inventory from the Aggregate Borrowing Base or the Company Borrowing Base of any Borrower, or establish additional or different criteria for determining Eligible Inventory, without prior notice. Lender may establish reserves against Eligible Inventory, and the criteria for determining such reserves and the amount thereof shall at all times be subject to adjustment or change as determined by Lender in its discretion without prior notice.

         1.23 "Environmental Damages" means all costs, judgments, good faith settlements, claims, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs, and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys' fees costs and expenses in connection therewith, which are incurred at any time as a result of the handling of Hazardous Materials, or the existence of conditions giving rise to a violation of Environmental Requirements resulting from a Borrower's activities, including without limitation (i) all costs incurred in connection with the investigation or remediation of Hazardous Materials or violations of Environmental Requirements which are necessary to comply with any Environmental Requirements, including, fees incurred for the services of attorneys, consultants, contractors, experts and laboratories, and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work, (ii) damages for personal injury, injury to property or natural resources occurring on or off of affected real property, consequential damages, the cost of demolition and rebuilding of any improvement on real property, and interest and penalties, and (iii) liability to any third party or government agency to reimburse, indemnify or provide contribution to such person or agency.

         1.24 "Environmental Requirements" means all legislative, regulatory, administrative and common law requirements relating to the protection of human health and safety or the environment, including, without limitation, applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, judgments, orders, judicial opinions, approvals, authorizations, concessions, franchises, and similar items issued or promulgated by governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, any state or any political subdivisions.

         1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

         1.26 "ERISA Affiliate" means any Person which, together with any Borrower, would be treated as a single employer under Section 4001 or ERISA or
Section 414 of the IRC.

         1.27    "Event of Default" shall have the meaning defined in paragraph
7.1

         1.28 "GAAP" means generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, consistently applied.

         1.29 "Guarantor" means George K. Broady, an individual residing in Dallas County, Texas.

         1.30 "Guaranty" shall mean a guaranty agreement executed and delivered by Guarantor for the benefit of Lender, referenced in paragraph 3.10.

         1.31 "Hazardous Materials" means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about real property affected by any Borrower's activities, including without limitation, material (i) which is or becomes defined as "hazardous waste," "hazardous substance," "pollutant or contaminant" under any Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et. seq.) or
(ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde from insulation, or radon gas.

         1.32 "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Loan Documents (including enforcement of Lender's rights thereunder or defense of Lender's actions thereunder), including but not limited to economic loss, property damage, personal injury or death in connection with, or occurring on or in the vicinity of, any Collateral through any cause whatsoever, any act performed or omitted to be performed under any Loan Documents, any breach by a Borrower of any representation, warranty, covenant, agreement or condition contained in any Loan Documents or any Event of Default as defined in this Agreement. Indemnified Claims includes, without limitation, Environmental Damages.

         1.33 "Indemnified Persons" collectively means Lender and its officers, directors, shareholders, employees, agents, attorneys and representatives, and any Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with, Lender, and any other Person, if any, who acquires a portion of the Collateral in any manner through Lender's exercise of rights and remedies under the Loan Documents.

         1.34 "Intercreditor Agreement" means the certain Intercreditor Agreement among Borrowers, Lender and Petrus Fund, L.P., and any renewal, extension or modification thereof.

         1.35 "Interest Coverage Ratio" shall have the meaning defined in paragraph 6.22.

         1.36 "Inventory" means all inventory of a Borrower now or hereafter owned, acquired, possessed or held on consignment or for sale or return, including raw materials, work in process, finished goods and all other goods held for sale or lease, wherever located, "Inventory" also includes returned inventory.

         1.37 "IRC" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         1.38 "Landlords Waiver" means an agreement in form and substance satisfactory to Lender pursuant to which the landlord of any leased location where any Collateral is located shall waive its rights, if any, to the Collateral, and allow Lender to enter upon the premises to inspect, remove or dispose of the Collateral.

         1.39 "Lender" means NATIONSBANK OF TEXAS, N.A., a national bank, whose principal place of business is located at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202. When used throughout this Agreement, the term "Lender" shall also include Lender's successors and assigns, including specifically any party to whom Lender, or its successors or assigns, may assign its rights and interests under this Agreement.

         1.40    "Leverage Ratio" shall have the meaning defined in paragraph
6.22.

         1.41 "Loan Documents" means this Agreement, each Revolving Note, the Guaranty and any other documents or agreements executed in connection therewith, and also includes any and all renewals, extensions, modifications or amendments of any of the foregoing.

         1.42 "LPEC" mean LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation, whose chief executive office is located at 913 Commerce Drive, Annapolis, Maryland 21401.

         1.43 "Material Adverse Effect" means (i) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Borrowers, any Borrower or Guarantor, or (ii) material impairment of the ability of Borrowers, any Borrower or Guarantor to perform any obligations under the Loan Documents.

         1.44 "Maximum Rate" means the greater of (i) the "monthly ceiling" as referring to and in effect from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04(c), as amended, or (ii) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

         1.45    "Net Income" shall have the meaning defined in a paragraph
6.22.

         1.46 "Obligations" means (i) all obligations and indebtedness now or hereafter owing under this Agreement, or otherwise arising in connection with this Agreement or any of the other Loan Documents, including without limitation, all loan repayment obligations, accrued interest and fees, costs and expenses as provided by this Agreement or any of the other Loan Documents, and any other amounts from time to time owing to Lender in connection therewith; (ii) any and all other indebtedness and obligations of every kind and character now or hereafter owing by a Borrower to Lender, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by Lender; and (iii) any and all renewals and extensions of the foregoing, or any part thereof.

         1.47 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         1.48 "Person" means any individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization or governmental entity or agency.

         1.49 "Plan" means any (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, established or maintained by a Borrower or any ERISA Affiliate now or during any of the preceding six years, and (ii) any other plan established or maintained now or during any of the preceding six years by a Borrower or any ERISA Affiliate for its employees, which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

         1.50 "Prime Rate" means the rate of interest which is announced from time to time by Lender as its prime rate of interest. It is acknowledged that the Prime Rate may not be the lowest or most favorable interest rate at any time charged by Lender.

         1.51    "Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt under Section 408 of ERISA and any transaction described in Section 4975(c) of the IRC which is not exempt under
Section 4974(c)(2) or Section 4975(d) of the IRC, or by the transitional rules of Section 414(c) and Section 2003(c) of ERISA.

         1.52 "Receivables" means all present and future accounts, chattel paper, contract rights, documents, instruments, deposit accounts, and general intangibles now or hereafter owned, held, or acquired by a Borrower and includes, without limitation, all of the following: all accounts receivable, including all rights or payment for goods sold or leased or for services rendered, whether or not earned by performance (and in any case where an account arises from the sale of goods, the interest of such Borrower in such goods); lease receivables; license receivables; notes receivable; all other rights to receive payments of money from any Person; documents of title; warehouse receipts; all right, title and interest under equipment leases; all rights under any service, lease rental, consulting or similar agreements; trademarks, trade names and service marks; rights or claims under contracts; all tax refunds or claims for tax refunds; books of account, customer lists and other records relating in any way to any of the foregoing.

         1.53 "Reserve" at any time means an amount from time to time established by Lender in its discretion as a reserve in reduction of the Aggregate Borrowing Base or a Company Borrowing Base in respect of costs, expenses, contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated amount of timely collections in payment of Eligible Accounts or the anticipated amount of proceeds which could be realized upon liquidation of Eligible Inventory.
The "Reserve," if any from time to time, does not represent cash funds.

         1.54    "Reportable Event" means (i) any transaction described in
Section 406 of ERISA or the regulations thereunder for which the 30-day notice is not waived by said regulations, (ii) a withdrawal from a plan described in
Section 4063 or 4064 of ERISA, or (iii) a cessation of operations described in
Section 4062(f) of ERISA.

         1.55 "Revolving Facility" means the revolving credit facility established by this Agreement pursuant to Article II.

         1.56 "Revolving Note" means a promissory note executed by a Borrower payable to the order of Lender evidencing loans under the Revolving Facility, as provided in paragraph 2.1 and in form satisfactory to Lender, and includes any and all renewals, extensions, amendments or modifications thereof.

         1.57 "Subordinated Debt" shall have the meaning prescribed in paragraph 6.22.

         1.58 "Subsidiaries" at any time means all subsidiary corporations of Ultrak that would be appropriate for inclusion in either consolidating or consolidated financial statements of Ultrak determined according to GAAP, and "Subsidiary" means any of such corporations.

         1.59 "Tangible Net Worth" shall have the meaning defined in paragraph 6.22.

         1.60 "Ultrak" means ULTRAK, INC., a Colorado corporation, whose chief executive office is located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

         1.61 "Unused Aggregate Availability" at any time means the amount, if any, by which the Credit Limit exceeds the aggregate unpaid balance of the Revolving Facility.

         1.62 "Voting Stock" means sufficient shares of a Borrower (however designated) having ordinary voting power for the election of a majority of the members of its board of directors (not including shares having such power only in the event of a contingency).

         General term. Unless expressly provided otherwise, any term which is defined by the Code shall have the same meaning, wherever used in this Agreement, as is prescribed by the Code.


                     ARTICLE II.  REVOLVING CREDIT FACILITY

         2.1 Loans. Subject to and on the terms and conditions provided in this Agreement, Lender hereby approves a revolving credit facility for loans by Lender to any Borrower, secured by the Collateral, in an amount up to the Borrower Availability applicable to such Borrower. Any Borrower may borrow and repay amounts from time to time under the Revolving Facility, subject in all respects to the terms of this Agreement. Loans from time to time made by Lender to a Borrower under the Revolving Facility, and all accrued interest therein, shall be payable by such Borrower as provided in this Agreement and additionally evidenced by a Revolving Note.

         2.2 Interest. The unpaid principal from day to day outstanding under the Revolving Facility shall bear interest at the lesser of (i) the Contract Rate or (ii) the Maximum Rate, provided, however that, subject to the provisions of paragraph 9.10, in the event that the Contract Rate shall exceed the Maximum Rate at any time and thereafter the Contract Rate shall be less than the Maximum Rate, the rate of interest applicable hereunder shall remain at the Maximum Rate until the aggregate accrued interest to date under the Revolving Facility equals the amount that would have accrued had the Contract Rate at all times remained in effect. All past due principal and all past due accrued interest under the Revolving Facility shall accrue interest at the Maximum Rate.

         2.3 Repayment and Line Termination. Each Borrower hereby promises to pay to Lender all Obligations in respect of loans to such Borrower under the Revolving Facility as provided in this Agreement. All unpaid principal and accrued interest under the Revolving Facility shall be payable as follows:
Accrued interest shall be payable monthly on the last day of each calendar month, and subject to Lender's rights under Article VIII, all unpaid principal borrowed under the Revolving Facility and all unpaid accrued interest thereon, and all other amounts payable hereunder relative to the Revolving Facility, shall be due and payable to Lender in full, and the Revolving Facility shall terminate, on the last day of the Contract Term. To the extent that any accrued interest owing by a Borrower is not paid prior to the fifth day following its due date as specified above, Lender may at its option (but with no obligation to do so), add the amount of such accrued interest to the unpaid principal due by such Borrower under the Revolving Facility, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a loan to such Borrower under the Revolving Facility. Borrowers acknowledge and agree that Lender shall have no obligation to renew the Revolving Facility.

         2.4 Mandatory Interim Principal Payments. If at any time, from time to time, the aggregate unpaid principal amount outstanding and owing by a Borrower under the Revolving Facility exceeds its Borrower Availability, such Borrower shall make an immediate payment of principal under the Revolving Facility in an amount not less than the amount of such excess. All such amounts, if any, payable by such Borrower shall be deemed to be payable on demand, and may be offset by Lender against any amount owing by Lender to such Borrower, without prior notice. If at any time, from time to time, the aggregate unpaid principal amount outstanding and owing by all Borrowers under the Revolving Facility exceeds the Aggregate Availability. Borrowers jointly and severally agree to make an immediate payment of principal under the Revolving Facility in an amount not less than the amount of such excess, which may be applied by Lender in reduction of the Revolving Facility in Lender's discretion. All such amounts, if any, shall be deemed to be payable on demand, and may be offset by Lender against any amount owing by Lender to any Borrower, without prior notice.

         2.5     Early Termination of Revolving Facility by Borrower.
Borrowers acknowledge that termination of the Revolving Facility at any time prior to expiration of the Contract Term would result in the loss by Lender of benefits under this Agreement, and that the damages incurred by Lender as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event of termination of the Revolving Facility at any effective time prior to expiration of the Contract Term, then, for the privilege of any such termination and as a condition to the effectiveness thereof, Borrowers jointly and severally agree to pay to Lender a sum certain, as liquidated damages, equal to the following applicable percentage of the Revolving Credit Limit: One Percent (1.0%), which amount Borrowers and Lender acknowledge to be the best estimate of the amount necessary to fairly and reasonably compensate Lender for its damages resulting from such termination. No such payment will be applicable with respect to (i) any reduction under the Revolving Facility which is a result of proceeds received by a Borrower through capital contributions or which does not result in early termination and total repayment of the Revolving Facility (ii) renewal or refinancing of the Obligations by Lender or (iii) early termination of the Revolving Facility and total payment of the Obligations following any reduction in the advance rate applicable in respect of Eligible Accounts to an amount less than eighty percent (80%) or any reduction in the advance rate in respect of Eligible Inventory to an amount less than forty percent (40%).

         2.6 Purpose and Use of Funds. All amounts borrowed under the Revolving Facility shall be used to refinance existing indebtedness and for working capital and other corporate purposes in the ordinary course of business.

         2.7 Borrowing Base. The advance rates specified in this Agreement for determination of the Aggregate Borrowing Base and the Company Borrowing Base applicable to any Borrower, respectively, may be decreased from time to time based upon such considerations as Lender may deem appropriate in its discretion. Advance rates from time to time used by lender in calculating the Aggregate Borrowing Base and any Company Borrowing Base, respectively, are for the sole purpose of determining the maximum amount of principal that may be outstanding from time to time under the Revolving Facility, and shall not be evidentiary of or binding upon Lender with respect to the market value or liquidation value of any

Collateral. Funding of loans hereunder shall at all times remain subject to confirmation of existence and acceptability of Eligible Accounts and Eligible Inventory, and the Aggregate Borrowing Base and applicable Company Borrowing Base, respectively, in Lender's sole discretion. Any request for a loan under the Revolving Facility which, if funded, would result in an aggregate amount outstanding under the Revolving Facility which is in excess of the Borrower Availability or the Aggregate Availability, respectively, may be declined by Lender in its sole discretion without prior notice.

         2.8 Continuing Representations. Except as may have been otherwise disclosed to Lender in writing, each request by a Borrower for a loan under the Revolving Facility shall constitute a continuing representation by such Borrower that no event or condition that would be the subject of a required notice under paragraph 6.12 or paragraph 6.13 is in existence as of such time.


                            ARTICLE III.  COLLATERAL

         3.1 Security Interest. Each Borrower hereby grants to Lender a continuing security interest and lien in and to all of its right, title and interest in the Collateral to secure full payment and performance of the Obligations owing by such Borrower.

         3.2 Perfection and Protection of Lender's Security Interest. Each Borrower shall perform, at its expense, all action requested by Lender at any time to perfect, maintain, protect, and enforce Lender's security interests in the Collateral, including without limitation executing and filing financing statements and amendments thereof, in form and substance satisfactory to Lender; delivering to Lender the originals of all Collateral the possession of which is required for perfection of Lender's security interests, duly endorsed or assigned to Lender without restriction; placing notations on books of account to disclose Lender's security interests; and such other steps as are deemed necessary by Lender to maintain its security interests. In the event any of Borrower's Receivables at any time are evidenced by a promissory note or other instrument, such Borrower will immediately notify Lender and delivery such instrument to lender, duly endorsed payable to the order of Lender. Borrowers shall deliver to Lender the certificate of title on all Collateral with respect to which recordation or notation is required for perfection of a security interest, and shall execute applications for corrected certificates of title and other such documentation as may be necessary to duly perfect Lender's security interest therein. So long as this Agreement is in effect and until all Obligations have been fully satisfied, Lender's security interest and lien hereunder shall continue in full force and effect in all Collateral.

         3.3 Priority. Lender's security interests in the Collateral granted herein at all times shall be and remain first, prior and senior to any other interests in the Collateral, except as provided in the Intercreditor Agreement or as may be expressly agreed otherwise by Lender in writing. Each Borrower represents to Lender that no other security interests, liens or other encumbrances exist with respect to any of the Collateral, except as disclosed in Exhibit 3.3.

         3.4 Location of Collateral. Each Borrower represents and warrants to Lender that all of its books and records relating to the Collateral owned by such Borrower are located at its chief executive office, and at such other locations, if any, as are specified in Exhibit 3.4. Exhibit 3.4 attached hereto correctly identifies the locations where all Inventory will be maintained, and if any such location is a leased location, the name and address of the owner thereof. Each Borrower agrees that it will not maintain any Collateral at any location other than its chief executive office designated and those listed in Exhibit 3.4 unless it gives Lender at least 30 days prior written notice and executes such financing statements and other documents as Lender may request in connection therewith.

         3.5 Field Examinations; Inspections. Lender shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral and to inspect, audit and copy any Borrower's books, records, journals, correspondence and other records and data relating to the Collateral or its business. Lender is authorized to discuss Borrowers' affairs with any Person, including without limitation employees of any Borrower, as Lender may deem necessary in relation to the Collateral, any Borrower's financial condition or Lender's rights under the Loan Documents. Borrowers jointly and severally agree to pay Lender's out of pocket expenses relating to such field examinations. Lender shall have full access to all records available to any Borrower from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Lender may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender as provided herein.

         3.6 Collateral Reports. Contemporaneously with each request for a loan under the Revolving Facility and in any event at least weekly, and at such other times as Lender may request, each Borrower shall execute and deliver to Lender, in form satisfactory to Lender, a collateral report setting forth a certification of Eligible Accounts and Eligible Inventory, and calculation of its Company Borrowing Base, in form prescribed by Lender. Each Collateral Report shall include a reconciliation of the calculation of the Company Borrowing Base as certified in the most recent

Collateral Report delivered to Lender by such Borrower, and be accompanied by such documents and supporting information relating to Eligible Accounts and Eligible Inventory as Lender may request. Borrowers shall maintain, and shall furnish to Lender at Lender's request, such supporting documents or copies as Lender may require including, but not limited to: a schedule of Eligible Accounts created, and Eligible Inventory purchased and received, since the previous Collateral Report delivered to Lender; copies of invoices and supporting delivery or service records in connection therewith; a schedule of collections received; copies of credit memos or other advices of credit or reductions against amounts previously billed; and such other reports as Lender may request from time to time. If any of such reports or reports are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports and related documents to Lender. Lender may exhibit a copy of this Agreement to any such service or agent and such service or agent shall be entitled to rely on the provisions hereof in providing such documentation to Lender. Each Collateral Report shall bear a signed statement by an authorized officer of the Borrower delivering same certifying the accuracy and completeness of all information included therein and shall incorporate therein by reference, as if fully set forth therein, all the terms and provisions hereof. The execution and delivery of a Collateral Report shall in each instance constitute an agreement, representation and warranty to Lender by the Borrower delivering same that, except for the security interest of Lender therein: Such Borrower is the sole owner of and has full unrestricted power to grant to Lender a continuing security interest and lien in and to all Collateral included therein free from any lien, security interest or encumbrance; each account included therein is in existence, unconditional and valid, and arose from a bona fide outright sale of Inventory in the ordinary course of business for liquidated amounts as set forth in the Collateral Report, and such Inventory has been delivered or provided to the respective account debtors; no account included therein arose in connection with a contract or assignment which purports to make an assignment or security interest therein void or conditions such assignment or security interest on consent of the account debtor; no account is subject to any sale, assignment, claim or security interest of any character and such Borrower will not make any sale or other assignment thereof or create any other security interest thereon; no account is subject to any claim for credit, deduction, allowance, extension or adjustment, defense, dispute, setoff or counterclaim, except for discounts for early payment allowed in the ordinary course of business as previously disclosed to Lender and as reflected on the face of the invoice evidencing such account; all Inventory reflected in such Collateral Report is held for sale in the ordinary course of such Borrower's business, and no such Inventory is located at any location in breach of the requirements of this Agreement and no negotiable documents have been issued in respect of any such Inventory; no Inventory reflected in such Collateral Report is returned Inventory subject to the restrictions of paragraph 3.9 unless otherwise disclosed to Lender in writing; and no Inventory reflected in such Collateral Report is located in the "Fenced Area" or is "Petrus Inventory," as those terms are defined in the Intercreditor Agreement.

         3.7 Aging Reports. Within fifteen days after the end of each calendar month, each Borrower shall furnish to Lender an analysis of amounts owing on all accounts included within the Receivables owing to such Borrower, showing an aging as follows: (i) those aged 30 days or less from date of invoice, (ii) those aged over 30 days, but less than 61 days, from date of invoice, (iii) those aged over 60 days, but less than 91 days, from date of invoice, (iv) those aged over 90 days from date of invoice. Such analysis shall include a listing of the name and complete address of each account debtor and such other information as Lender may request.

         3.8 Receivables Collections. All collections and proceeds of Receivables shall be subject to an express trust for the benefit of Lender. Unless expressly agreed otherwise by Lender in writing, all collections and proceeds of Receivables shall be directed daily to Lender for deposit to a Blocked Collection Amount. All collected funds from collections and proceeds of Receivables from time to time deposited to a Blocked Collection Account shall be applied directly to the Obligations. All checks processed for collection and application to the Obligations shall be subject to one (1) Business Day collection time and shall remain provisional until collected, provided that for the sole purpose of calculating the Aggregate Availability and applicable Borrower Availability, if any, from time to time under the Revolving Facility, such checks shall be assumed to be collected and applied in reduction of the Obligations as of the Business Day of receipt by Lender. Borrowers will not use, dispose, withhold or otherwise exercise dominion over any proceeds of Receivables. In the event any Borrower at any time receives any collections or proceeds of Receivables, such Borrower shall promptly deliver same to Lender in the form received, with any necessary endorsement to the order of Lender. Each Borrower agrees that it will not commingle proceeds of Receivables with any other funds, and that no deposits will be made to a Blocked Collection Account other than collections and proceeds of Receivables. Borrowers shall have no right of withdrawal, transfer or access to any Blocked Collection Account, and all amounts from time to time deposited to a Blocked Collection Account shall remain subject to Lender's security interests under this Agreement. Borrowers shall promptly report to Lender in writing any instance in which a dispute of Receivables by an account debtor involves an amount in excess of $100,000.00. Each Borrower agrees that it will not settle, adjust, compromise, discharge or extend the time for payment of any Receivables involving an amount in excess of $100,000.00 without Lender's consent.

         3.9 Inventory. Each Borrower represents and warrants to lender that all Inventory of such Borrower shall be held for sale in the ordinary course of such Borrower's business, and is and will be fit for such purpose. Each Borrower will keep its Inventory in good and marketable condition, at its own expense. All sales of Inventory shall be in accordance with applicable law. Each Borrower will maintain a perpetual inventory system at all times and will conduct a physical count of its Inventory at least one per calendar year and at Lender's request shall promptly supply Lender with a copy of such count. No negotiable documents have been issued in respect of any Borrower's Inventory, and none shall be issued without prior written notice to Lender and, at Lender's request, completion of arrangements satisfactory to Lender for possession of such negotiable documents to be delivered to Lender. No Inventory is held by any Borrower on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis and no Inventory has been sold or delivered to any Person on consignment or approval, or on a sale or return, bill- and-hold, guaranteed sale, repurchase or similar basis. Borrowers will not acquire or accept any Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Lender and Borrowers will not sell any Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Lender. All cash receipts, if any, from time to time received by any Borrower in respect of the sale of Inventory, including without limitation cash, checks or similar items, shall be subject to an express trust for the benefit of Lender and promptly delivered to Lender in the form received for application in reduction of the Obligations. Each Borrower shall promptly report to Lender in writing any instance in which Inventory returned to such Borrower by an account debtor involves an amount in excess of $100,000.00 and, unless Lender agrees otherwise; (i) such Borrower shall not issue any credits or allowances with respect to such returned Inventory, and (ii) all such returned Inventory shall be segregated from all other Inventory, and shall not be reported as Eligible Inventory, unless and until it is demonstrated to Lender's satisfaction that such returned Inventory is in saleable condition and meets all criteria for Eligible Inventory. Unless otherwise agreed by Lender, the amount of Borrower's accounts relating to all returned Inventory shall be excluded from Eligible Accounts. All returned Inventory shall be subject to Lender's continuing security interests under this Agreement.

         3.10 Guaranty. Guarantor shall execute and deliver to Lender a guaranty agreement, in form and substance satisfactory to Lender, pursuant to which Guarantor shall guarantee prompt payment and performance when due of all Obligations.

         3.11 Insurance. Each Borrower shall keep and maintain adequate insurance with respect to its business and all of its property at any time included within the Collateral, written by insurers acceptable to Lender. Such insurance shall be with respect to loss, damages, and liability of amounts not less than reasonably requested by lender, and shall include, at minimum, extended coverage insurance, insurance against business interruption, insurance for workers compensation, and insurance for general premises liability, fire, theft, burglary, pilferage, loss in transit, casualty and all risk. Borrowers will make timely payment of all premiums required to maintain such insurance in force. Borrower shall cause Lender to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Lender's interest, in form satisfactory to Lender, Borrowers will cause each policy of insurance to contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. Borrowers shall deliver copies of each insurance policy to Lender upon request. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, lender shall have the right (but with no obligation) to make such payment, which amount such Borrower shall pay to Lender on demand or, at Lender's option (but with no obligation to do so) Lender may add such amount to the unpaid principal due by such Borrower under the Revolving Facility, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a loan under the Revolving Facility. Each Borrower shall promptly notify Lender of any loss, damage, or destruction to any of its property at any time included within the Collateral. Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may apply such proceeds to the reduction of the Obligations, in such order as Lender determines, or at Lender's option may permit or require that such proceeds, or any part thereof, be used to replace, repair or restore the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

         3.12 Appraisals. Borrowers shall allow Lender, at Borrowers' expense, to make arrangements for appraisals or updated appraisals with respect to any Collateral at such times as Lender may request (provided, that Borrower's obligations for such expenses shall not exceed $5,000.00 per calendar year).

         3.13 Landlords, Bailees. Except as disclosed in Exhibit 3.4., Borrowers will not deliver possession or control of any Collateral to any Person without Lender's prior written consent. Borrowers shall notify each bailee, if any, from time to time in possession of any Collateral of Lender's security interests under this Agreement. At Lender's request, any Borrower shall obtain such bailee's acknowledgement of such notice and its agreement to hold all Collateral from time to time in its possession subject to disposition at Lender's direction. At Lender's request, any Borrower will cause the landlord to execute and deliver to Lender a Landlord's Waiver with respect to any leased locations where any of its property at any time included within the Collateral will be located. Borrowers shall immediately notify Lender upon receipt of any notice from any Person claiming past due rent, fees or other charges in respect of any Collateral.

         3.14 Right to Cure. Lender in its sole discretion may pay any amount or take any action in order to preserve, protect and maintain the Collateral and Lender's security interest therein, including without limitation, payment of any insurance premium, any repair, maintenance or storage charge, any landlord's claim, and any other encumbrance or claim asserted against property of any Borrower at any time included within the Collateral. All such payments and all out-of-pocket costs and expenses made or incurred by Lender shall be payable by such Borrower to Lender on demand or, at Lender's discretion, deemed as a loan to such Borrower under the Revolving Facility as of the date or dates of Lender's disbursement thereof. Any payment made or other action taken by Lender under this paragraph shall be without prejudice to any right to assert an Event of Default or exercise any other remedy hereunder.

         3.15 Preservation of Lender's Rights. To the extent allowed by law, neither Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other Person, in the case of any instruments and chattel paper included within the Collateral, Lender shall have no duty or obligation to preserve rights against prior parties. The Obligations shall not be affected by any failure of Lender to take any steps to perfect its security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Lender may extend the time for payment of the Obligations or modify or amend the terms of any of the Loan Documents, or compromise or grant other indulgences, renewals, extensions or releases, and take or omit to take any other action with respect to the Obligations or the Collateral, or any Person directly or indirectly obligated in connection therewith, without impairing Lender's security interests in the Collateral or any of Lender's rights under the Loan Documents.

         3.16 Special Rights of Lender; Power of Attorney. Each Borrower hereby irrevocably appoints Lender as its agent and attorney-in-fact to take any action necessary to preserve and protect the Collateral and Lender's interests under the Loan Documents. Each Borrower hereby authorizes and appoints Lender as attorney in fact to sign and file any financing statement or other document necessary to perfect Lender's security interest in the Collateral. Lender shall have the right at any time to take any of the following action, in its own name or in the name of any Borrower, whether or not an Event of Default is in existence: (i) make written or verbal requests for verification of amounts owing on Receivables from any or all Persons which Lender believes may be account debtors or obligors on Receivables; (ii) notify any or all Persons which Lender believes may be account debtors or obligors on Receivables to make payments directly to Lender; (iii) take possession and control of proceeds of Receivables; (iv) redirect the deposit and disposition of collections and proceeds of Receivables; (v) endorse the name of any Borrower on checks, instruments or other evidences of payment on Receivables;
(vi) settle, adjust, compromise or discharge Receivables or extend time of payment upon such terms as Lender may determine; (vii) take action in Lender's name or any Borrower's name to enforce collection of Receivables; (viii) prepare, sign and file, on behalf of any Borrower in such Borrower's name or in Lender's name as assignee, any proof of claim or other document in any bankruptcy proceedings of any account debtor or obligor on Receivables; (ix) prepare, sign and file, in the name of any Borrower, any notice of lien or similar document necessary to create or perfect any materialman's lien, laborer's lien or similar lien in enforcement of any Receivables; (x) access, copy or utilize any information recorded or contained in any computer or data processing equipment or system in respect of the Receivables maintained by any Borrower or any Affiliate, or to which any Borrower has access; (xi) enter into any Borrower's premises and discuss Borrower's affairs with such Borrower's personnel as may be reasonably necessary in connection with maintaining or enforcing Lender's rights under the Loan Documents, (xii) direct the U.S) Postal service to change the address to which any Borrower's mail is delivered,
(xiii) open mail addressed to any Borrower and dispose of checks or other proceeds of Receivables in accordance with this Agreement, and (xiv) take all other action allowed by law as may be necessary to carry out the Loan Documents and give effect to Lender's rights thereunder. Should Lender at any time elect to exercise its right of verification or notification with respect to the Receivables as provided in clause (i) or clause (ii) above, respectively, Lender shall have the right in its sole discretion to direct such request for verification, or notification, as the case may be, to all

Persons which Lender believes may have transacted business with any Borrower at any time, whether or not such Persons are then indebted to such Borrower, and Lender is hereby released and discharged from any liability by reason of any such request for verification or notification. Costs and expenses incurred by Lender in connection with any of such actions by Lender, including attorneys' fees and out-of-pocket expenses, shall be reimbursed to Lender on demand.

         3.17 Cross Collateralization; Cross Guaranties. Lender has determined that loans to each Borrower are conditioned upon additional credit support from all other Borrowers. Because of the interrelationships among Borrowers and their respective operations, each Borrower has determined (independently from considerations relative to credit otherwise available to such Borrower under this Agreement) that providing such additional credit support is within is corporate purpose, will be of direct and indirect benefit to such Borrower and is in its best interest. Accordingly: (i) each Borrower hereby grants to Lender a continuing security interest and lien in and to all of its right, title and interest in the Collateral to secure all Obligations from time to time owing by each of the other Borrowers, respectively, (such grants to be governed by, and entitled to all of the benefits of, this Agreement); and (ii) each Borrower shall execute and deliver for the benefit of Lender a guaranty agreement pursuant to which such Borrower shall guarantee to Lender the prompt payment and performance of all Obligations from time to time owing by each of the other Borrowers, respectively (such guaranty agreements to be in form and substance satisfactory to Lender). Each Borrower hereby acknowledges that its agreement to the provisions of this paragraph is in consideration of the availability loans to each of the other Borrowers under this Agreement and is not required by Lender as a condition to the availability of loans to such Borrower under this Agreement.


                            ARTICLE IV.  CONDITIONS

         4.1 Items to be Delivered by Borrower. Prior to or simultaneously with execution and delivery hereof, each Borrower shall deliver, or cause to be delivered, to Lender the following:

                 (a) Articles of Incorporation and Certificate of Existence. A copy of its articles of incorporation, and all amendments thereto, accompanied by the certificate of the appropriate governmental official of its state of incorporation bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such copy is correct and complete and that such Borrower is a corporation duly incorporated and validly existing in such state, and certified by the corporate secretary of such Borrower dated the date hereof, as being correct and complete as of the date hereof.

                 (b) Good Standing. Certification by the appropriate government official of the state of incorporation of such Borrower bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such Borrower is in good standing with respect to payment of franchise and similar taxes. Each Borrower represents that to the extent required by applicable law, it is qualified or licensed to transact business in all jurisdictions in which any of its property included within the Collateral is located.

                 (c) By-Laws. A copy of the bylaws, and all amendments thereto, of such Borrower accompanied by certificates from its corporate secretary, dated the date hereof, to the effect that such copy is correct and complete as of the date hereof.

                 (d) Incumbency. Certification of incumbency of all officers of such Borrower executed by its president or vice president and corporate secretary, as of the effective date hereof, certifying the name and signature of each such officer.

                 (e) Resolutions. A copy of corporate resolutions of such Borrower approving this Agreement, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers of such Borrower to sign and deliver all Loan Documents to be executed by such Borrower, duly adopted by the board of directors of such Borrower, accompanied by the certificate of the corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors of such Borrower, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof. Such resolutions shall be in form and substance satisfactory to Lender.

                 (f) Financing and Security Agreement. This Agreement, duly executed.

                 (g)      Revolving Note.  A Revolving Note, duly executed.

                 (h) Financing Statements. All financing statements required by Lender in connection with perfection of Lender's security interests in all property of Borrower included within the Collateral.

                 (i) Insurance. Evidence of insurance in compliance with the requirements of paragraph 3.11.

                 (j) Landlords Waivers; Bailees' Acknowledgements . All Landlord's Waivers, notifications and acknowledgements as may be required by Lender under paragraph 3.13.

                 (k) Affiliate Subordination Agreements. All Affiliate Subordination Agreements required by Lender under paragraph 6.19.

                 (l) Guaranty. The Guaranty, duly executed and delivered by Guarantor.

                 (m) Opinion of Borrower's Counsel. An opinion of counsel for Borrowers and Guarantor, respectively, in form and substance satisfactory to Lender.

                 (n) Other Documents. Such other items as Lender may request in order to perfect or protect its interests and rights under the Loan Documents.

         4.2 Loans Under Revolving Facility. As a condition to each loan to a Borrower under the Revolving Facility, each of the following requirements must be satisfied in Lender's discretion: (a) such Borrower shall be current with respect to the delivery of all items as required under paragraph 4.1, and the Company Borrowing Base and the Aggregate Borrowing Base must be confirmed by Lender in its discretion, (b) the amount outstanding and owing by such Borrower under the Revolving Facility, immediately following funding of the amount of loan requested, will not exceed its Borrower Availability, and the aggregate amount outstanding and owing by all Borrowers under the Revolving Facility, immediately following funding of the amount of loan requested, will not exceed the Aggregate Availability, (c) the guaranty agreement of each other Borrower required by paragraph 3.17 shall have been delivered to Lender, and the same shall be in form and substance satisfactory to Lender, (d) all representations and warranties contained in Article III and Article V hereof shall be true, correct and complete in all material respects (as determined by lender in its sole discretion) except as supplemented pursuant to paragraph 6.12, and (e) no Event of Default shall have occurred and be continuing, or shall result from such loan, and no other event of condition which would be the subject of a required notice under paragraph 6.13 shall be in existence. Any request for a loan under the Revolving Facility at a time when any of the foregoing requirements is not satisfied may be declined by Lender without prior notice.


                   ARTICLE V.  REPRESENTATIONS AND WARRANTIES

         Each Borrower (as to itself unless otherwise noted) hereby represents and warrants to Lender the following:

         5.1 Corporate Name: Trade Names. Borrower is conducting, transacting, and carrying on its business under its corporate name shown in
Article I and such other names as may be specified in Exhibit 5.1, and is not engaged in business under any other name. Except as provided in Exhibit 5.1, during the past five (5) years Borrower has not (i) done business under any other name, or changed the location of its chief executive office, (ii) been party to a merger or consolidation or (iii) acquired any of the property included within the Collateral from any other Person, except for Inventory purchased in the ordinary course of business.

         5.2 Chief Executive Office. Borrower's chief executive office is located at the address specified for Borrower in Article I.

         5.3 Corporate Existence. Borrower is a corporation, duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed.

         5.4 Corporate Power and Authority. Borrower possesses all requisite power and authority own, lease and operate its properties and to carry on its business and to execute, deliver, and comply with the Loan Documents. Each of the Loan Documents has been duly authorized by all necessary corporate action and has been duly executed and delivered by Borrower, and evidences valid and binding obligations enforceable in accordance with its respective terms.

         5.5 No Conflicting Agreements. Borrower represents that the execution, delivery and performance of the Loan Documents will not violate its articles of incorporation or bylaws, nor constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which it is a party of which is applicable to its property.

         5.6 Share Ownership. Each of Borrower's outstanding shares has been duly and validly issued and is fully paid and nonassessable. Borrower's outstanding share ownership is as specified in Exhibit 5.6. Except as provided in Exhibit 5.6, there are no subscriptions, options to purchase, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature obligating Borrower to issue, transfer, deliver or sell additional shares of its capital stock.

         5.7 Subsidiaries. Each Subsidiary is a corporation organized, validity existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted. All outstanding shares of stock of each Subsidiary have been validity issued and are fully paid and non-assessable, and all shares owned by Borrower are free and clear of any lien, pledge, security interest or other encumbrances.

         5.8 Financial Statements. Ultrak has delivered to Lender its consolidated audited balance sheet, income statement and statement of cash flow as of its fiscal year ending December 31, 1992 and its consolidated balance sheet, income statement and statement of cash flow as of the monthly period ending June 30, 1993. All of such financial statements were prepared in accordance with GAAP, and are correct and complete, and fairly present the consolidated financial condition of Ultrak and the Subsidiaries on the respective dates thereof and the results of its operations for the respective periods then ended. There has been no material adverse change in the business, properties or financial condition of Borrower since the dates of such financial statements, respectively.

         5.9 Litigation. Other than as disclosed to Lender in Exhibit 5.9, Borrower represents that it is not a party to any pending lawsuits or proceedings before or by any state or federal court or governmental agency or instrumentality, and is not aware of any threatened or potential lawsuits, proceedings, claims, or investigations. The items, if any, disclosed in
Exhibit 5.9, in the event of any unfavorable or adverse determination, will not result in or cause a Material Adverse Effect.

         5.10 Compliance with Laws. Borrower represents that it is not in violation of any laws, regulations and corders in any respect which will result in or cause, or reasonably would be expected to result in or cause, a Material Adverse Effect.

         5.11 Judgments. There are no outstanding or unpaid judgments against Borrower.

         5.12 Taxes. All tax returns or filings required to be filed by Borrower have been filed and taxes imposed upon Borrower which are due and payable have been paid.

         5.13 Title to Property. Borrower has good and marketable title to all property reflected as being owned by Borrower in the financial statements previously delivered to Lender or purported to have been acquired since such date, except property sold or otherwise disposed of subsequent to such date in the ordinary course of business. Borrower possesses all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required to conduct its business as now conducted without any known infringement or conflict by or against the rights of any Person.

         5.14 Consents. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution, delivery and performance of the Loan Documents. Borrower has all required governmental permits and licenses, if any, on account of its operations and activities and is in full compliance with the terms and conditions thereof, and all such permits and licenses are in full force and effect.

         5.15 Full Disclosure. Borrower has disclosed to Lender all material facts known to Borrower concerning its financial condition and business operations. All information furnished by Borrower to Lender was true and complete at the time of delivery thereof to Lender, and there has been no material change in any such information except as may have been disclosed by Borrower to Lender in writing. There is no fact known to Borrower which would be reasonably expected to result in a Material Adverse Effect during the term of this Agreement.

         5.16 Solvency. As of, and immediately following the effective date of this Agreement: (i) the fair saleable value of all assets of Borrower exceeds the amount of all of Borrower's existing debts and liabilities (including contingent liabilities), (ii) the assets of Borrower do not constitute an unreasonably small capital for the operation of Borrower's business now conducted and as intended to be conducted, taking into account all known or projected capital requirements for such operations, (iii) Borrower does not intend to incur debts beyond its ability to pay as they mature, and
(iv) Borrower's cash flow is sufficient to pay all existing debts and liabilities as they become due.

         5.17 Employee Relations. Borrower is not aware of any contemplated, threatened or pending strike, work stoppage or other labor dispute involving its employees or the employees of any Affiliate.

         5.18 Employee Benefit Plan. Neither Borrower nor any of its ERISA Affiliates, nor any Plan, is in material violation in form or in operation of any provision of ERISA or any other applicable state or federal law, including the requirements of the IRC. No Prohibited Transaction or Reportable Event has occurred with respect to any Plan which reasonably would be expected to result in a Material Adverse Effect. No notice of intent to terminate a Plan has been filed within the 24-month period preceding the date hereof, nor has any Plan been terminated under Section 4041(c) of ERISA since September 2, 1974. The PBGC has not instituted proceedings to terminate or appoint a trustee to administer a Plan, and no event has occurred and no condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

Neither Borrower nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any multiemployer plan within the meaning of Section 3(37) or Section 3001(a)(3) of ERISA or Section 414 of the IRC. Neither Borrower nor any ERISA Affiliate has any obligation to provide medical benefits or coverage to any former employee other than as required under Section 4980B of the IRC or Part 6 or Title I of ERISA. Each Employee Benefit Plan subject to Section 4980B of the IRC has satisfied the applicable requirements of
Section 4980B of the IRC. Each Plan meets the minimum funding requirements of IRC Section 412 and no waiver from the minimum funding requirements has been applied for or approved pursuant to Section 412(d) of the IRC. The reporting and disclosure requirements of each Plan have been timely and completely satisfied. Neither Borrower, any ERISA Affiliate nor any fiduciary of any Plan has engaged in conduct that would be a breach of any duty under Part 4, Subtitle B, Title I of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Borrower or any ERISA Affiliate, threatened against, or with respect to, any Plan or its assets, if any. Each Plan which is a "welfare benefit plan," as described in
Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment.

         5.19 Environmental Matters. Borrower represents and warrants to Lender that to the best of Borrower's knowledge: (a) all of Borrower's activities and conduct of business related to the use and handling of Hazardous Materials, comply and have at all times complied with all Environmental Requirements; (b) neither Borrower nor any prior owner of the Collateral has received notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order, judgment or lien, nor any lawsuit, claim, proceeding citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of Borrower's business or any associated real property, by any Person, or from alleged violation of Environmental Requirements; (c) Borrower has all permits and licenses required to be issued to it by any governmental authority on account of any or all of its activities, and is in full compliance with the terms and conditions of all such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of any such permits or license exists, and such permits and licenses are in full force and effect.

         5.20 Representations and Warranties Cumulative. The representations and warranties contained in this Article V are in addition to all other representations and warranties provided in the Loan Documents.


                             ARTICLE VI.  COVENANTS

         Throughout the Contract Term and until payment and performance in full of the Obligations, each Borrower agrees (as to itself unless otherwise noted) as follows, unless otherwise allowed by prior written consent of Lender:

         6.1 Compliance Certificate. Within forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Lender a certificate signed by the president or chief financial officer of Borrower certifying to Lender that no event or condition that would be the subject of a required notice under paragraph 6.12 or paragraph 6.13 is in existence as of the date of such certificates. Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by Borrower respecting its compliance or non-compliance with this Agreement, and Borrower acknowledges that Lender shall rely upon the same in making loans under the Revolving Facility.

         6.2 Authority. Immediately following any effective change thereof (and at such other times, from time to time, at the request of Lender) Borrower shall certify to Lender the names and signatures of all Persons authorized to execute and deliver Collateral Reports to Lender and any other documentation contemplated by or relating to any of the Loan Documents.

         6.3 Books and Records. Borrower shall keep and maintain proper, complete and consistent books of record and account respecting its property included within the Collateral and Borrower's affairs and financial condition in accordance with GAAP, and shall permit Lender from time to time, by and through its authorized agents, to visit and inspect any of its properties, inspect and copy its books and records, and discuss its affairs, finances, accounts, and operations with its officers.

         6.4 Corporate Existence. Borrower shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

         6.5 Annual Financial Statements. Ultrak shall deliver to Lender, as soon as practicable after the end of each fiscal year, and in any event within one hundred fifty (150) days thereafter, its unqualified audited consolidated balance sheet as of the end of such fiscal year, and its audited consolidated statement of income and changes to stockholders equity and consolidated statements of cash flow, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm acceptable to Lender as fairly presenting the consolidated financial condition and results of operations of Ultrak and the Subsidiaries. Such financial statements shall be accompanied by a copy of the report to management delivered to Ultrak by such accountants and also by a statement signed by each Borrower's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the consolidated financial condition and results of operation of Ultrak and the Subsidiaries, and that no event or condition that would be the subject of a required notice under paragraph 6.12 or paragraph 6.13 is in existence as of the date of delivery of such statements for so long as the Guaranty remains in effect, Borrower shall cause to be delivered to Lender as soon as practicable after the end of each calendar year, and in any event within one hundred fifty (150) days thereafter, a financial statement of Guarantor as of the end of such calendar year, on a form satisfactory to Lender, which shall be completed in all respects and signed by such Guarantor.

         6.6 Interim Financial Statements. Ultrak shall deliver to Lender, as soon as practicable after the end of each calendar month, and in any event within forty-five (45) days thereafter, a consolidated and consolidating balance sheet as of the end of such month, and consolidated and consolidating income statement for such month and for the period from the beginning of the current fiscal year to the end of such month, in reasonable detail and prepared in accordance with GAAP. Such financial statements shall be accompanied by a statement signed by each Borrower's president or chief financial officer representing to Lender that such financial statements are true and complete and fairly present the financial condition and results of operations of Ultrak and the Subsidiaries, and that no event or condition that would be the subject of a required notice under paragraph 6.13 is in existence as of the date of delivery of such statements.

         6.7 Projections. Borrower shall deliver to Lender, on or before the first day of each fiscal year during the Contract Term, a projection for the succeeding period of not less than twelve calendar months, including projected balance sheets, statements of income and statements of cash flow, all in form satisfactory to Lender and including such information as is required by Lender.

         6.8 SEC Filings. Borrower shall delivery to Lender a complete copy of (i) each Form 10-K Report filed with the Securities and Exchange Commission, which shall be delivered to

Lender as soon as possible upon filing thereof and in any event within three
(3) Business Days after the applicable filing deadline date, (ii) each Form 10-Q Report filed with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof and in any event within three (3) Business Days after the applicable filing deadline date, and
(iii) each other filing from time to time made with the Securities and Exchange Commission, which shall be delivered to Lender as soon as possible upon filing thereof.

         6.9 Collateral Reports. Borrower shall timely deliver to Lender all Collateral Reports required by paragraph 3.6 and aging analysis and account listings required by paragraph 3.7.

         6.10 Information. In addition to information and items specifically required by the Loan Documents, Borrower shall promptly furnish to Lender such other information, documentation or projections respecting its business affairs, assets, and liabilities as Lender may request.

         6.11 Notification of Contingent Liabilities. Promptly upon receiving notice of otherwise becoming aware thereof, Borrower shall notify Lender of any pending or threatened lawsuit, claim, action, liability, investigation or proceeding that would be treated as a contingent liability of Borrower or Guarantor under GAAP and is in an amount in excess of $100,000.00, or which is reasonably expected to result in a Material Adverse Effect.

         6.12 Notification of Material Changes. Borrower will notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) change of Borrower's name, (ii) change of Borrower's address or principal place of business, (iii) change of the location of Borrower's books and records, (iv) change of the location of any Collateral, (v) the opening of any new place of business or the closing of any existing place of business or
(vi) use of any trade name, fictitious name or other assumed name. Borrower shall promptly notify Lender of any change in any other material fact or circumstance represented or warranted in any of the Loan Documents.

         6.13 Notification Regarding Default. Borrower shall immediately notify Lender in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect to such condition or event. Borrower shall immediately notify Lender in writing if it knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. Without limiting the foregoing, Borrower will also immediately notify Lender of any of the following: (i) Borrower's board of directors has authorized the filing by Borrower of a petition in bankruptcy,
(ii) Borrower is aware that any covenant under this Agreement has been breached, or reasonably expects that any such covenant will be breached, (iii) Borrower is aware that any account debtor obligated on any Receivables involving an amount in excess of $100,000.00 is in bankruptcy and (iv) repossession or attempted repossession by any Person of any Inventory involving a cost value in excess of $100,000.00.

         6.14 Payment of Taxes. Borrower shall promptly pay, or cause to be paid, when due, any and all taxes except such taxes as may be contested in good faith by appropriate proceedings, provided, that adequate reserves shall be maintained as are appropriate according to GAAP. At Lender's request pending resolution of any such contest and prior to the delinquency of such tax, Borrower shall furnish to Lender a cash reserve in the amount of the tax, together with a reasonable additional sum to pay all projected costs, interest and penalties in connection therewith, conditioned that such tax, together with applicable interest, cost, and penalties, if any, be timely paid to the extent required upon resolution of such contest. Alternatively, Lender shall have the right in its discretion to include such amount in the Reserve. Borrower agrees that it shall immediately notify Lender of the initiation of any such contest and advise Lender from time to time of the status thereof. Borrower shall promptly pay any amounts adjudged to be due pursuant to any such contest, with all costs, penalties, and interest thereon, before such judgment becomes final or any writ or order is issued under which the Collateral, or any portion thereof, may become subject to any lien or encumbrance.

         6.15 Compliance with Laws. Borrower shall comply with all applicable laws, regulations and orders applicable to it or its property, a violation of which would reasonably be expected to result in a Material Adverse Effect. At Lender's request, Borrower will provide Lender with evidence of Borrower's compliance with Environmental Requirements.

         6.16 Compliance with Agreements. Borrower shall comply in all material respects with all agreements, indentures, mortgages, or documents binding upon Borrower or affecting its property or business.

         6.17 Fees, Costs and Expenses. Borrower agrees to promptly pay upon demand all costs, fees and expenses as provided in paragraph 9.12.

         6.18 Waivers and Consents Respecting the Collateral. Borrower shall furnish to Lender such waivers and consents as may reasonably be requested by Lender with respect to Lender's security interests and liens in the Collateral.

         6.19 Subordination Agreements. At Lender's request, all present and future obligations due by Borrower to present or former officers, directors, shareholders or Affiliates (excluding ordinary course items such as travel and expense reimbursements and other similar ordinary course items determined by agreement) shall be subordinate in right of payment and claim to the Obligations, pursuant to definitive subordination agreements executed by Borrower and such Affiliates in form satisfactory to Lender.

         6.20 Change of Fiscal Year. Borrower shall notify Lender at least forty-five (45) days prior to the effective date of any change in its fiscal year.

         6.21 Employee Benefit Plans. Borrower shall timely deliver the following to Lender: (a) a copy of any notice of noncompliance received from the PBGC under Section 4041(b)(2)(c), within three (3) days after receipt of such notice; (b) a copy of any notice received by Borrower or any ERISA Affiliate, or the administrator of any Plan, that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, promptly upon receipt and in no event more than three (3) days after the receipt of such notice; (c) a copy of any notice received by Borrower or any ERISA Affiliate concerning the imposition of any withdrawal liability under
Section 4202 of ERISA, within ten (10) days after receipt thereof by Borrower or such ERISA Affiliate; (d) a copy of any notification of intention to impose or assert withdrawal liability under ERISA against Borrower or any ERISA Affiliate, promptly upon receipt thereof and in any event within three (days) of receipt thereof; and (e) a copy of any notice from the Internal Revenue Service regarding revocation or investigation of possible revocation of the qualified status of any Plan under the IRC, promptly upon receipt thereof and in any event within three (3) days after receipt thereof. If requested by Lender, Borrower shall timely deliver the following to Lender: (f) a copy of all materials required to be filed with the PBGC with respect to any Reportable Event, within ten (10) days after the earlier of the filing or the occurrence thereof; (g) a copy of any notice sent by Borrower to participants of a Plan of Borrower's intent to terminate such Plan, no later than the date such notice is required to be provided to participants under Section 4041(a)(2) of ERISA; (h) a copy of each annual and other report with respect to each Plan or any trustee created thereunder, promptly after the filing thereof with the United States Secretary of Labor or the PBGC; and (i) such additional information concerning any of Borrower's Employee Benefit Plans as may be requested by Lender. Borrower shall make prompt payment of all contributions required under all Plans to the extent required to meet the minimum funding standard set forth in ERISA with respect to such Plans, but shall reduce contributions or benefits if and to the extent necessary to avoid an Event of Default hereunder to the extent such reduction is not prohibited by applicable provisions of ERISA.

         6.22    Financial Covenants.

                 (a) Borrower agrees that the following financial covenants must be maintained as set forth herein. Compliance shall be measured as of the end of each fiscal quarter, unless the context provides otherwise.

                          1.      Tangible Net Worth.  Tangible Net Worth shall
equal or exceed the specified amounts, for the applicable periods, as follows:

                 Effective Period                                   Requirement
                 ----------------                                   -----------
                 September 30, 1993                                 $6,173,500.00
                 December 31, 1993                                  $6,500,000.00
                 March 31, 1994                                     $7,000,000.00
                 June 30, 1994                                      $7,500,000.00
                 September 30, 1994                                 $8,000,000.00
                 December 31, 1994                                  $8,500,000.00
                 March 31, 1995                                     $9,000,000.00
                 June 30, 1995                                      $9,500,000.00
                 September 30, 1995                                 $10,000,000.00

                          2.      Leverage Ratio.  Leverage Ratio shall not
exceed the specified amounts as of the end of each applicable period as follows:

                 Effective Period                                   Requirement
                 ----------------                                   -----------
                 December 31, 1993                                  2.3 to 1.0
                 December 31, 1994                                  1.8 to 1.0

                          3.      Capital Expenditures.  Capital Expenditures
shall not exceed the following amounts for the applicable periods, as specified:

                 Effective Period                                   Requirement
                 ----------------                                   -----------
                 Fiscal year ending
                          December 31, 1993                         $  500,000.00
                 Fiscal year ending
                          December 31, 1994                         $1,000,000.00
                 January 1, 1995 -


            September 30, 1995                        $1,000,000.00

                          4.      Interest Coverage Ratio.  Interest Coverage
Ratio shall equal or exceed the following amounts as of the end of each applicable period as follows:

                 December 31, 1993                                  3.0 to 1.0
                 December 31, 1994                                  4.0 to 1.0

                          5.      Net Income.  Net Income shall equal or exceed
the following amounts for the applicable periods as follows:

                 Fiscal year ending
                          December 31, 1993                         $1,500,000.00
                 Fiscal year ending
                          December 31, 1994                         $2,000,000.00

                 (b) For purposes of measuring the financial covenants under this paragraph, the following definitions shall apply each determined on a consolidated basis for Ultrak and the Subsidiaries according to GAAP:

                          1.      "Capital Expenditures" for any period, means
the aggregate expenditures during such period which are classified as capital expenditures according to GAAP.

                          2.      "Interest Coverage Ratio" means, as of the
last day of any period, the ratio of EBIT to Interest Expense, for the 12 month period ending on such day. As used herein:

                                  "EBIT" for any period, means the sum of (i) income before provision for income taxes, plus (ii) Interest Expense for such period; and

                                  "Interest Expense" for any period, means all
interest charges paid or accrued during such period.

                          3. "Leverage Ratio" means the ratio or Total Liabilities to Tangible Net Worth. As used herein:

                                  "Total Liabilities" means all indebtedness now or hereafter existing, including without limitation indebtedness for borrowed money, trade debt and all other liabilities which should be reflected on the consolidated balance sheet of Ultrak and the Subsidiaries according to GAAP; and

                                  "Tangible Net Worth" shall have the meaning defined hereinbelow.

                          4.      "Net Income" for any period means net income
for such period after accruing for all appropriate taxes, according to GAAP, and excluding the following: (a) gain arising from the sale of any capital asset; (b) gain arising from any write up of the book value of any asset; (c) earnings of any corporation, substantially all of the assets of which are hereafter acquired, earnings of any corporation that hereafter becomes an Affiliate, to the extent realized by such other corporation prior to the date of such acquisition; (d) earnings of any Affiliate, unless (and only to the extent) such earnings shall actually have been received in cash; (e) gain arising from the acquisition of debt or equity securities or from the cancellation or forgiveness of any indebtedness or obligation; and (f) any gain arising from any extraordinary item.

                          5.      "Tangible Net Worth" shall mean the amount by
which the sum of (a) Shareholders Equity plus Subordinated Debt exceeds (b) Intangible Assets. As used herein:

                                  "Shareholders Equity" means shareholders equity determined according to GAAP.

                                  "Subordinated Debt" means all indebtedness which by its terms is subordinate in right of payment and claim in favor of Lender pursuant to an Affiliate Subordination Agreement or any other written subordination agreement satisfactory to Lender provided, that the purpose, terms (including without limitation the amount, applicable interest rate, payment provisions and term) and subordination arrangements pertaining to any such indebtedness shall be satisfactory to Lender in its discretion; and

                                  "Intangible Assets" means those assets which are treated an intangible pursuant to GAAP, or as determined by Lender in its sole discretion, and in any event including, without limitation: (i) obligations, if any, owing by Affiliates; (ii) the amount, if any by which inventory exceeds the lower of cost or market value thereof; (iii) the value of any inventory that is obsolete or damaged or is otherwise deemed by lender not to be of a marketable quality commensurate with the inventory of Borrowers as a whole; (iv) accounts receivable which are deemed by any Borrower or by Lender to be uncollectible or which should be subject to a reserve for bad debts in accordance with GAAP or which are subject to potential claims or setoffs; (vi) any asset which is intangible or lacks intrinsic and marketable value or collectibility, including without limitation goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises and organization or research and development costs.

         6.23 Sale of Assets. Borrower will not sell or dispose of any assets other than the sale of inventory in the ordinary course of business, provided, that Borrower shall not be precluded from making ordinary course sales of any equipment the sales price of which, when added to the sales prices of all other such ordinary course sales of equipment, if any, by all Borrowers during the preceding twelve calendar months does not exceed $100,000.00, provided further, that all proceeds at any time received by Borrower in respect of such sale shall be promptly delivered to Lender for application in reduction of the Obligations owing by Borrower, or in such other manner as Lender may determine in its discretion.

         6.24 Prohibition Against Liens on Collateral. Borrower will not grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral, except as provided in the Intercreditor Agreement or as otherwise may be provided in Exhibit 3.3.

         6.25 Dissolution, Liquidation, Merger. Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation with any Person (other than merger or consolidation with another Borrower, in which event Borrower shall provide Lender with at least thirty (30) days prior written notice of such intended merger or consolidation).

         6.26 Limitation on Indebtedness. Borrower will not be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than (i) in favor of Lender or trade indebtedness incurred in the normal and ordinary course of Borrower's business and not more than sixty (60) days past due, (ii) indebtedness of Ultrak in favor of Petrus Fund, L.P. for purchase money obligations arising from the purchase of inventory in the ordinary course of Ultrak's business as referenced in the Intercreditor Agreement, and (iii) indebtedness of Ultrak in favor of George Smith as evidenced by the certain promissory notes dated March 20, 1991 executed by Ultrak payable to George A. Smith, III in the face amount of $285,000.00.

         6.27 Limitation on Contingent Liabilities. Borrower will be directly or indirectly liable in connection with the obligations of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Lender.

         6.28 Change in Business. Borrower shall not discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to Borrower's existing line of business.

         6.29 Change in Management. There will be no change of the personnel performing the functions of Borrower's chief executive officer, chief financial officer and chief operating officer, as each such position is presently constituted.

         6.30 Change in Ownership. Promptly upon receiving knowledge thereof (and in any event within three (3) days of first receiving such knowledge), Borrower shall notify Lender in writing of any change, or pending change, in the ownership of Borrower that results in, or would result in, reducing the aggregate percentage of Voting Stock of Ultrak owned or controlled by George Broady to an amount less than fifty-one percent (51.0%). At Lender's request at any time following receipt of such notice, Borrowers jointly and severally agree to prepay to Lender all of the Obligations in full. Such prepayment shall be made at or prior to the effective time of any such change, or upon demand by Lender in the event any such change has already become effective at the time of such notice. Subject to paragraph 9.10, in the event of any such prepayment Borrower shall also pay to Lender at the time of such prepayment a sum certain, as liquidated damages, the following applicable percentage of the Credit Limit: One percent (1.0%), which amount Borrowers and Lender acknowledge to be the best estimate of this amount necessary to fairly and reasonably compensate Lender for its damages resulting from such prepayment.

         6.31 Dividends Distributions. Borrower will not declare, pay or issue any dividends or other distributions in respect of its capital stock, or distribute, reserve, secure or otherwise make or commit distributions in respect of its capital stock, provided, that for so long as no Event of Default is in existence, (i) Ultrak shall not be prohibited from declaring and paying dividends on account of its preferred stock in an aggregate amount not exceeding $117,210.00 per calendar year, as provided in the certain Statement of Rights and Designation of the Series Cumulative Preferred Stock and (ii) DVDI shall not be prohibited from declaring and paying dividends on its common stock as provided in paragraph 10 of the certain agreement (entitled "MIDCO Agreement") dated April 21, 1993 among Ultrak, Medical Industrial Dental Vision Direct, Inc., DVDI, Rick Owens, Randall W. Donahoo and Robert Maness (a copy of which has been delivered to Lender).

         6.32 Redemptions and Acquisition of Shares. Borrower will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock.

         6.33 Bonuses, Consulting Fees to Shareholders and Directors. Borrower will not declare or pay any bonus compensation, or pay any consulting fees, to any Affiliate.

         6.34 Loans to Officers, Directors, Shareholders. Borrower will not make any loans or advances to or for the benefit of any Affiliate.

         6.35 Transactions with Affiliates. Borrower will not make any loans, advances or extensions of credit to or for the benefit of any Affiliate, the unpaid balance of which at any time, when added to the unpaid balance owing to Borrower by all other Affiliates, if any, exceeds the amount of $100,000.00. Borrower will not make any payment on any obligation owing to any Affiliate (excluding reasonably expense reimbursements in the ordinary course of business) unless specifically allowed under any Affiliate Subordination Agreement or otherwise allowed by Lender. Borrower will not enter into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate. Borrower will not enter into any transaction with an Affiliate involving an amount in excess of $100,000.00 unless such transaction is specifically approved by Borrower's board of directors as being an arm's length transaction on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate.

         6.36 Acquisitions. Borrower shall not purchase or otherwise acquire assets from any Person outside the ordinary course of business of Borrower, provided, that Borrower shall not be precluded from acquiring assets the aggregate sales price of which, when added to the aggregate sales price of all other such acquisitions, if any, by all Borrowers during the preceding twelve calendar months does not exceed $250,000.00.

         6.37 Limitation on Investments. Borrower shall not invest in or otherwise purchase or acquire the securities of any Person, except for ordinary course investments in securities of the United States and certificates of deposit issued by commercial banks organized in the United States which have assets in excess of $250,000.00.

         6.38 Covenants Cumulative. The covenants contained in this Article VI are in addition to all other covenants provided in the Loan Documents.


                         ARTICLE VII.  EVENT OF DEFAULT

         7.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

                 (a) The failure of timely payment of the Obligations, or any part thereof, as they become due in accordance with the terms of the Loan Documents;

                 (b) Any violation, breach or default of any covenant, agreement or other obligation under this Agreement (not otherwise covered by paragraph 7.1(a) or any of the Loan Documents;

                 (c) Any representation or warranty made by Borrower in the Loan Documents was false in any material respect at the time when made;

                 (d) Lender at any time believes, in accordance with the standards prescribed by the Code, that the prospect for payment or performance of the Obligations is impaired;

                 (e) The occurrence of any event of circumstance which Lender believes has or may result in a Material Adverse Effect;

                 (f) The filing of any petition or proceeding by or against any Borrower or Guarantor under the United States Bankruptcy Code, as amended from time to time, or any other applicable state or federal law relating to bankruptcy reorganization or other relief for debtors, or the appointment of a conservator, receiver, trustee, or liquidator of all or a substantial part of the assets of any Borrower or Guarantor.

                 (g) The use of any funds borrowed from Lender under this Agreement for any purpose other than as provided in this Agreement;

                 (h) The filing or commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any of the Collateral involving an amount in controversy in excess of $25,000.00;

                 (i) The filing or commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any Borrower's property not included within the Collateral if the amount in controversy in excess of $100,000.00 or if the outcome, pendency or effect thereof is reasonably expected to result in or cause a Material Adverse Effect;

                 (j) Any breach or default in the payment or performance of any material obligation, or any defined event of default, under the terms, provisions or conditions of any contract or instrument pursuant to which any Borrower is obligated on any indebtedness or obligation or other liability to any Person in an amount exceeding $100,000.00, and the expiration of thirty
(30) days from the date of such breach, default or event of default;

                 (k) The entry of any judgment against any Borrower in an amount equal to or exceeding $100,000.00;

                 (l) The dissolution or liquidation of any Borrower, or the taking of any action by the board of directors or shareholders of any Borrower to dissolve or liquidate;

                 (m)      The death of Guarantor;

                 (n) A Reportable Event or Prohibited Transaction with respect to a Plan which could, in the opinion of Lender, result in a Material Adverse Effect;

                 (o) The filing of a notice of intent to terminate a Plan under a distress termination as described in section 4041(c) of ERISA which could, in the opinion of Lender, result in a Material Adverse Effect;

                 (p) The receipt of a notice by the plan administrator of Borrower that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan;

                 (q) The withdrawal by any Borrower or any ERISA Affiliate from a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414 of the IRC if such action could, in the opinion of Lender, result in a Material Adverse Effect;

                 (r) The revocation by the Internal Revenue Service of the qualified status of any Employee Benefit Plan if such action could, in the opinion of Lender, result in a Material Adverse Effect;

                 (s) Any qualification by a certified public accountant relative to any financial statement delivered to Lender under this Agreement that is not acceptable to Lender in its discretion.

                 (t) The receipt by any Borrower of any notice from Petrus Fund, L.P. making demand, or giving notice of intention to accelerate, or accelerating, any obligations or indebtedness from time to time owing by such Borrower.

                 (u) The receipt by Lender or any Borrower of any notification by Petrus Fund, L.P. or under paragraph 4 ("Restrictions of Foreclosure and Other Actions") on the Intercreditor Agreement (or comparable paragraph under any renewal, extension or amendment thereof), or any other notification of intended repossession, foreclosure or other intended action in respect of the Collateral (other than the "Petrus Collateral" as defined in the Intercreditor Agreement).


                            ARTICLE VIII.  REMEDIES

         8.1 Refusal of Funding. Lender shall have no obligation to make any loan (i) at any time when any applicable condition for funding prescribed under this Agreement has not been fulfilled to Lender's satisfaction, (ii) at any time when any Event of Default is in existence, or when any condition exists which after notice or lapse of time, or both, would constitute an Event of Default, (iii) if Lender has received any notice under paragraph 6.13 or has knowledge of any event or condition which would by the subject of any notice required thereunder, or (iv) if any Borrower has repudiated or made any anticipatory breach of any of its obligations under this Agreement; and any loan requested at any such time may be declined by Lender, in whole or in part, in Lender's sole discretion without prior notice. Without limitation of the foregoing (and without limiting the significance of any defined Event of Default), each Borrower acknowledges that an Event of Default under subparagraphs (t) or (u) of paragraph 7.1 may result in refusal of further loan requests without notice.

         8.2 Remedies. Should an Event of Default occur at any time, Lender may at its option declare the entire outstanding principal amount and unpaid accrued interest of any part of the Obligations to be immediately due and payable and, in addition, take any or all of the following action (provided, that with respect to any Event of Default arising under paragraphs 6.1, 6.2, 6.5, 6.6, 6.7, 6.8, 6.9, 6.14, 6.15, or 6.16, ten (10) Business Days
shall first have passed after the occurrence of any such Event of Default); (i) commence such actions as may be necessary to enforce the Obligations, or any part thereof; (ii) take such steps as Lender may deem appropriate to foreclose and enforce any and all liens and security interests now or hereafter granted to Lender to secure payment and performance of the Obligations, or any part thereof; or (iii) exercise and avail itself of any and all other remedies as may be available under the Loan Documents or as otherwise may be available according to law. Without limitation of the foregoing (and without limiting the significance of any defined Event of Default), each Borrower acknowledges that an Event of Default under subparagraphs (t) or (u) of paragraph 7.1 may result in the immediate exercise of remedies hereunder without notice. Lender at all times shall have the rights and remedies of a secured party under the Code, including but not limited to the right to take possession or enforce direct payment of the Receivables. Lender may demand, collect, receipt for, settle, compromise adjust, sue for, foreclose or otherwise realize upon Collateral as Lender may determine. In taking possession of any Collateral, Lender is authorized to enter upon any premises owned or leased by any Borrower where any Collateral is located. At its option, Lender may require any Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both Lender and such Borrower. Borrowers agree that Lender shall be entitled to dispose of any Collateral on any Borrower's premises. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. For this purpose, it is agreed that at least five (5) days notice of the time of sale or other intended disposition of the Collateral delivered in accordance with paragraph 9.3 shall be deemed to be reasonable notice in conformity with the Code. Lender may adjourn or otherwise reschedule any public sale by announcement at the time and place specified in the notice of such public sale, and such sale may be made at the time and place as so announced without necessity of further notice. Lender shall not be obligated to sell or dispose of any Collateral, notwithstanding any prior notice of intended disposition. With respect to any instruments or chattel paper at any time included within the Collateral, Lender shall not have any duty or obligation to take steps to preserve rights against prior parties.

         8.3 Cash Collateral; Injunctive Relief. All cash proceeds of Collateral from time to time existing, including without limitation collections and payments of Receivables and cash receipts, if any, for other Collateral, whether consisting of cash, checks or other similar items, at all times shall be subject to an express trust for the benefit of Lender. All such proceeds shall be subject to Lender's continuing security interests under this Agreement. Except as may be specifically allowed otherwise by this Agreement, each Borrower is expressly prohibited from using, spending, retaining or otherwise exercising any dominion over such proceeds.

Each Borrower acknowledges and agrees that an action for damages against such Borrower for any breach of such prohibitions shall not be an adequate remedy at law. In the event of any such breach, each Borrower agrees too the fullest extent allowed by law that Lender shall be entitled to injunctive relief to restrain such breach and require compliance with the requirements of this Agreement.

         8.4 Enforcement Costs; Application of Proceeds. Borrowers jointly and severally agree to pay to Lender on demand any and all expenses, including legal expenses, reasonable attorneys' fees, court costs, collection costs, and traveling expenses, incurred or paid by Lender in protecting or enforcing any of its rights hereunder, including its right to take possession, hold, store, prepare for sale, sell, or otherwise dispose of the Collateral and collect the proceeds of any Collateral. Until reimbursed or otherwise paid, Lender is hereby authorized to add all such expenses to the principal amount of the Obligations. After deducting all of such expenses, any remaining proceeds of collection or sale of the Collateral shall be applied in payment of the Obligations in such manner as Lender may determine, and the excess, if any, shall be disbursed by Lender in accordance with applicable law. Each Borrower expressly agrees that it shall remain liable for any deficiency.

         8.5 Waiver of Notices. Except as otherwise expressly provided in this Agreement, each Borrower expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest and any other notices of any kind with respect to the Obligations.

         8.6 Setoff. Each Borrower irrevocably authorizes Lender to charge any account of such Borrower maintained with Lender with such amount as may be necessary from time to time to pay any Obligations. Each Borrower agrees that Lender shall have a contractual right to set off any and all deposits or other sums at any time credited by or due from Lender to such Borrower against any part of the Obligations. Such right of setoff may be exercised at any time by Lender without prior notice, irrespective of whether an Event of Default exists or whether Lender has accelerated the Obligations. Upon the occurrence of an Event of Default and for so long as the same shall remain in existence and not cured or waived, Lender shall be entitled in its discretion to hold any such deposits or other sums pending acceleration of the Obligations.

         8.7 Performance by the Lender. Should any Borrower fail to perform any covenant, duty, or agreement required by the Loan Documents, Lender may, at its sole option and election, perform or attempt to perform same on behalf of such Borrower at such Borrower's cost and expenses, provided that Lender shall have no obligation or duty to take any such action. Each Borrower agrees to reimburse Lender for such costs and expenses on demand.

         8.8 Non-waiver. Forbearance or indulgence by Lender of any Event of Default or any other event or condition which is or would be the subject of a require notice under paragraph 6.13, at any time from time to time, shall not be deemed a waiver of any rights of Lender under the Loan Documents. The acceptance by Lender at any time and from time to time of any partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No delay or omission by Lender in exercising any right or remedy shall impair such right or remedy, or be construed as a waiver thereof, nor shall any single or partial exercise of any such rights or remedies preclude other or further exercise thereof. Lender shall not be required or obligated to file suit or otherwise pursue any other Person for enforcement or collection of any of the Obligations or to take any action to realize upon any of the Collateral.

         8.9 Application of Payments. During the existence of any Event of Default, all payments and proceeds of Collateral received by Lender shall be applied to the Obligations in Lender's discretion, and Lender shall have the right to adjust or reapply in another manner any such payments and proceeds as Lender may determine in its discretion.


                           ARTICLE IX.  MISCELLANEOUS

         9.1 Effective date; Termination. This Agreement shall become effective upon acceptance by Lender, as of the effective date specified in the preamble of this Agreement. Subject to all other provisions of the Loan Documents, the Revolving Facility shall continue in full force and effect through expiration of the Contract Term at which time the Revolving Facility shall terminate without further notice. Notwithstanding any termination or notice of termination, the Obligations and all rights and remedies of Lender hereunder with respect thereto, including without limitation all rights and remedies with respect to the Collateral shall remain in full force and effect under the Obligations have been paid in full.

         9.2 Payments. All payments or collections received by Lender after its internally established time for closing business on any Business Day shall be deemed received as of the next succeeding Business. All payments shall be made in immediately available funds, at Lender's address specified in paragraph 1.34. Any payment which is due on a day which is not a Business Day shall instead be deemed to be due on the next succeeding Business Day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension.

         9.3 Notices. Any consent, approval, notice, request, or demand from one party to another must be made in writing to be effective, and shall be deemed to have been given on the third Business Day after its deposit in the United States mail, postage prepaid and properly addressed, by certified or registered mail, return receipt requested, or on the Business Day on which it is actually delivered by messenger delivery, telecopy or other electronic transmission, whichever is earlier. The address of each part for the purposes hereof is as follows:

         Borrowers:

         ULTRAK, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas  75006
         Attention:  Tim D. Torno, Vice President
         Telecopy:  214/280-9659

         LOSS PREVENTION ELECTRONICS CORPORATION
         913 Commerce Drive
         Annapolis, Maryland  21401
         Attention:  Tim D. Torno, Vice President
         Telecopy:  214/280-9659

         CCTV SOURCE INTERNATIONAL, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas  75006
         Attention:  Tim D. Torno, Vice President
         Telecopy:  214/280-9659

         DENTAL VISION DIRECT, INC.
         1220 Champion Circle, Suite 100
         Carrollton, Texas  75006
         Attention:  Tim D. Torno, Vice President
         Telecopy:  214/280-9659

         Lender:

         NATIONSBANK OF TEXAS, N.A.
         901 Main Street, 6th Floor
         Dallas, Texas  75202
         Attention:  BUSINESS CREDIT/Division Manager:  URGENT
         Telecopy:  214/508-3501

of such other address as may hereafter be designated and delivered in writing.

         9.4 Use of Loan Proceeds. No portion of the proceeds of any loans under the Revolving Facility shall be used to purchase or carry any "margin stock" as defined under Regulation "U" of the Board of Governors of the Federal Reserve System, or to repay or refinance any debt previously incurred by any Borrower for such purpose.

         9.5 Lender's Records; Account Statements. Lender's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Lender to any Borrower relating to principal, accrued interest or costs owing by Borrower under this Agreement shall be presumed to be correct and accurate unless, within thirty (30) days after receipt thereof, such Borrower shall notice Lender in writing of any claimed error therein.

         9.6 Indemnity. Borrowers hereby jointly and severally agree to indemnify and hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. Upon notification and demand, Borrowers are to provide defense of any Indemnified Claim and pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its/his/her sold discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. The indemnification provided for in this paragraph shall survive any termination of this Agreement and shall continue for the benefit of all Indemnified Persons. Except as specifically provided in this paragraph, each Borrower waives all notices from any Indemnified Person.

         9.7 Non-applicability of Chapter 15 of Texas Credit Code. Chapter 15 of the Texas Credit Code shall not be applicable to this Agreement or the Revolving Facility.

         9.8 Yield Protection. If at any time after the date hereof, and from time to time, Lender determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of Lender with any of such requirements, has or would have the effect of increasing Lender's costs relating to the Obligations or reducing the yield or rate of return of Lender on the Obligations to a level at least one-quarter of one person (.0025%) below that which Lender could have achieved but for the adoption or modification of any such requirements, then within 15 days of any request by Lender, Borrowers shall pay to Lender such additional amounts as will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender, provided, that such amount shall only be payable in the event Lender elects to require a similar payment or adjustment in respect of substantially all other similarly situated borrowers. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as require Borrower to pay any interests, fees, costs, or charges greater than is permitted by applicable law.

         9.9 Judgment Interest. It is agreed that any judgment entered by a court in favor of Lender against any Borrower for payment of the Obligations, or any part thereof, shall provide for post-judgment interest on the amount thereof at a rate equal to the Maximum Rate.

         9.10 Interest Limitation. In no contingency or event whatsoever shall the amount of interest under the Loan Documents paid by any Borrower, received by Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by Lender, exceed the Maximum Rate. In the event any such sums paid to Lender by any Borrower would exceed the Maximum Rate, Lender shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to such Borrower. All sums paid, or agreed to be paid, by any Borrower which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall be amortized, prorated, spread and allocated in respect of the Obligations throughout the full Contract Term until the Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents, or in any notes or other related documents executed pursuant hereto, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event Lender ever receives, collects, or applies any amount in respect of any Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to such Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require any Borrower to pay any interest, fees, costs, or charges greater than is permitted by applicable law. Subject to the foregoing, each Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to loans made by Lender to such Borrower, including all amounts agreed to by such Borrower or charged or received by Lender, which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by such Borrower and Lender in accordance with applicable law.

         9.11 Continuing Rights of Lender in Respect of Obligations. In the event any amount from time to time applied in reduction of the Obligations is a subsequently set aside, avoided, declared invalid or recovered by any Borrower or any trustee or in bankruptcy, or in the event Lender is otherwise required and refund or repay any such amount pursuant to any applicable law, then the Obligations shall automatically be deemed to be revived and increased to the extent of such amount and the same shall continue to be secured by the Collateral as if such amount had not been so applied.

         9.12 Fees, Costs and Expenses. Borrowers jointly and severally agree to pay all reasonable costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation: (i) negotiation, preparation and closing of the Loan Documents, including appraisal fees, reasonable attorneys fees and disbursements, search fees, filing and recording fees, (ii) ongoing administration of the Loan Documents, including without limitation, reasonable fees and costs incurred in consultation with attorneys, accountants or appraisers or in connection with any factual investigation,
(iii) negotiation, preparation and closing of any amendment, waiver or consent relating to the Loan Documents, including appraisal, reasonable attorneys fees and disbursements, search fees, filing and recording fees, and (iv) enforcing any provision of the Loan Documents, including without limitation reasonable fees and costs of attorneys, experts or other consultants retained by Lender in connection therewith and any other fees pursuant to paragraph 8.4. Borrowers will pay any applicable stamp, registration, recordation and similar taxes, fees and charges in respect of the Collateral or perfection or maintenance of Lender's rights under the Loan Documents, and agree to indemnity Lender against any liabilities resulting from any delay, deferral or omission in payment of any such taxes, fees or charges. All fees, costs and expenses for which Borrowers are obligated under the Loan Documents shall be payable to Lender on demand. At Lender's option, the amount of such fees, costs and expenses owing by any Borrower may be deducted from the proceeds of any loan to such Borrower hereunder or added to the unpaid principal due by such Borrower under the Revolving Facility, in which event such fees, costs and expenses will be deemed paid and the amount thereof shall be treated as a loan to such Borrower under the Revolving Facility.

         9.13 Acceptance and Performance. This Agreement shall become effective only upon acceptance by Lender. The Obligations are payable at Lender's offices in Dallas, Dallas County, Texas. Each Borrower and Lender agrees that Dallas County, Texas shall be the exclusive venue for litigation of any dispute or claim arising under or relating to the Loan Documents, and that such county is a convenient forum in which to decide any such dispute. Each Borrower and Lender consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for the litigation of any such dispute or claim.

         9.14 Obligations. Lender's rights in respect of the Obligations shall not be impaired by reason that the amount thereof at any time exceeds any stated maximum or other limitation provided herein.

         9.15 Express Waivers by Borrowers in respect of Cross-Collateralization and Cross Guaranties. In connection with the matters provided in paragraph 3.17, each Borrower agrees as follows:

                 (a) Borrower hereby waives: (1) notice of acceptance of this Agreement; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to Borrower's right to make inquiry of Lender to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase Borrower's risk with respect to such other Borrower under this Agreement; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Borrower hereunder or under any of the Loan Documents to which Borrower is a party) and demands to which Borrower might otherwise be entitled.

                 (b) Borrower hereby waives the right by statute or otherwise to require Lender to institute suit against any Borrower or to exhaust any rights and remedies which Lender has or may have against any Borrower. Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof.

                 (c) Borrower hereby waives and agrees not to assert against Lender: (1) any defense (legal or equitable), set- off, counterclaim, or claim which Borrower may now or at any time hereafter have against any other Borrower or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower against Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender under any applicable law; (4) the benefit of any statute of limitations affecting any other Borrower's liability hereunder.

                 (d) In addition to the foregoing waivers, Borrower hereby waives outright and absolutely, any right of subrogation Borrower has or may have against any other Borrower with respect to the Obligations. In addition, Borrower hereby waives any right to proceed against any other Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Borrower may now have or hereafter have as against any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Borrower may now have or hereafter have as against any such other Borrower with respect to the Obligations. Borrower also hereby waives any rights to recourse to or with respect to any asset of any other Borrower. Borrower agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make Borrower a "creditor" of any other Borrower, and that for purposes of Sections 547 and 550 of the Bankruptcy Code Borrower shall not be deemed a "creditor" of any other Borrower.

                 (e) Borrower consents and agrees that, without notice to or by Borrower and without affecting or impairing the obligations of Borrower hereunder, Lender may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan documents; (b) release all or any one ore more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

                 (f) Lender shall have the right to seek recourse against Borrower to the fullest extent provided for herein, and no election by Lender to proceed in one form or action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Obligations shall serve to diminish the liability of Borrower under this Agreement except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

                 (g) Borrower represents and warrants to Lender that Borrower is currently informed of the financial condition of all other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Borrower further represents and warrants to Lender that Borrower has read and understands the terms and conditions of the Loan Documents. Borrower hereby covenants that Borrower will continue to keep informed of the financial condition of all other Borrowers, the financial condition of Guarantor , and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

         9.16 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AGREE THAT NEITHER PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY LENDER AND EACH BORROWER. LENDER AND EACH BORROWER ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

         9.17 Copies Valid as Financing Statements. A carbon, photographic or other reproduction, including photocopy, telecopy or electronic transmission, of this Agreement or any financing statement shall be sufficient as a financing statement.

         9.18 Governing Law. This Agreement, and all documents and instruments executed in connection herewith, shall be governed by and construed according to the laws of the State of Texas, provided, that to the extent federal law would allow a higher rate of interest than would be allowed by the laws of the State of Texas, then with respect to the provisions of any law which purport to limit the amount of interest that may be contracted for, charged or received in connection with any of the Obligations, such federal law shall apply.

         9.19 Entirety and Amendments. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by an authorized officer of each party hereto.

         9.20 Parties Bound. This Agreement shall be binding upon and inure to the benefit of each Borrower and Lender, and their respective successors to interest and assigns. Borrowers may not assign any right, power, duty, or obligation under this Agreement, or any document or instrument executed in connection herewith, without the prior written consent of Lender. This Agreement is intended for the benefit of Borrowers and Lender, and their respective successors in interest and assigns only, and may not be relief upon by any other Person.

         9.21 Accounting Terms. Except as otherwise specifically provided herein, all accounting and financial terms used herein, and the compliance with each financial covenant contained herein, shall be determined in accordance with GAAP.

         9.22 Exhibits. All exhibits referenced herein, and attached hereto, are incorporated in this Agreement and made a part hereof for all purposes. All terms defined in this Agreement, wherever used in any such exhibits, shall have the same meanings as are prescribed by this Agreement.

         9.23 Cumulative Rights. All rights and remedies of Lender under the Loan Documents are cumulative, and are in addition to rights and remedies available to Lender by law. Such rights and remedies may be exercised concurrently or successively, at such time as Lender may determined in its discretion. Each Borrower waives any right to require marshalling.

         9.24 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws effective during the Contract Term, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of the Agreement shall remain in full force and effect and shall not be effected thereby.

         9.25 Multiple Counterparts. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         9.26 Survival. All covenants, agreements, representations, and warranties made by each Borrower herein shall survive the execution, delivery, and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the effective date specified in the preamble.

                                  NATIONSBANK OF TEXAS, N.A.


                                  By:  /s/ Kevin M. Eddy
                                     -------------------
                                       Kevin M. Eddy
                                       Assistant Vice President


                                  ULTRAK, INC.


                                  By:  /s/ George K. Broady
                                     ----------------------
                                       George K. Broady
                                       President


                                  LOSS PREVENTION ELECTRONICS
                                    CORPORATION


                                  By:  /s/ George K. Broady
                                     ----------------------
                                       George K. Broady
                                       President


                                  CCTV SOURCE INTERNATIONAL, INC.



                                  By:  /s/ George K. Broady
                                     ----------------------
                                       George K. Broady
                                       President

                                  DENTAL VISION DIRECT, INC.



                                  By:  /s/ George K. Broady
                                       George K. Broady
                                       President




STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         Before me, the undersigned authority, on this day personally appeared Kevin M. Eddy, known to me to be the person and officers whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said NATIONSBANK OF TEXAS, N.A., and was executed for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of September, 1993.

                                   /s/ Josie G. Cortez
                                  ------------------------------------
                                  Notary Public, State  of Texas

My Commission Expires:             Josie G. Cortez
         7-16-94                  ------------------------------------
                                  (Printed Name of Notary)



STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         Before me, the undersigned authority, on this day personally appeared George K. Broady, known to me to be the person and officers whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said ULTRAK, INC., and was executed for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of September, 1993.

                                   /s/ Josie G. Cortez
                                  ------------------------------------
                                  Notary Public, State  of Texas

My Commission Expires:             Josie G. Cortez
         7-16-94                  ------------------------------------
                                  (Printed Name of Notary)




STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         Before me, the undersigned authority, on this day personally appeared George K. Broady, known to me to be the person and officers whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said LOSS PREVENTION ELECTRONICS CORPORATION, INC., and was executed for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of September, 1993.

                                   /s/ Josie G. Cortez
                                  ------------------------------------
                                  Notary Public, State  of Texas

My Commission Expires:             Josie G. Cortez
         7-16-94                  ------------------------------------
                                  (Printed Name of Notary)




STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         Before me, the undersigned authority, on this day personally appeared George K. Broady, known to me to be the person and officers whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said CCTV SOURCE INTERNATIONAL, INC., and was executed for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of September, 1993.

                                   /s/ Josie G. Cortez
                                  ------------------------------------
                                  Notary Public, State  of Texas

My Commission Expires:             Josie G. Cortez
         7-16-94                  ------------------------------------
                                  (Printed Name of Notary)

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         Before me, the undersigned authority, on this day personally appeared George K. Broady, known to me to be the person and officers whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said DENTAL VISION DIRECT, INC., and was executed for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 24th day of September, 1993.

                                   /s/ Josie G. Cortez
                                  ------------------------------------
                                  Notary Public, State  of Texas

My Commission Expires:             Josie G. Cortez
         7-16-94                  ------------------------------------
                                  (Printed Name of Notary)

                                 EXHIBIT 3.3 TO
                        FINANCING AND SECURITY AGREEMENT
                                  BY AND AMONG
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                                  ULTRAK, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.
                           DENTAL VISION DIRECT INC.



                Other security interests, liens or encumbrances.


         1. Security interests in favor of Petrus Fund, L.P. "Petrus") covering all accounts, contract rights, chattel paper, documents, instruments trademarks trade names, general intangibles, inventory, and all books and records and all proceeds of any of the foregoing, now or hereafter owned by Ultrak, LPEC or CCTV, as evidenced by the following:

                 (a) Security Agreement dated July 20, 1992 between Ultrak and Petrus;

                 (b) Security Agreement dated July 20, 1992 between LPEC and Petrus; and

                 (c) Security Agreement dated July 20, 1992 between CCTV and Petrus;

                 each securing all obligations and indebtedness owing or to be and become owing to Petrus including limitation, the certain promissory note dated July 20, 1992 executed by Ultrak, LPEC and CCTV payable to Petrus in the face amount of $3,000,000.00; it being understood and agreed, however, that all such security interests are and shall remain subject to the terms and provisions of the Intercreditor Agreement.

                                 EXHIBIT 3.4 TO
                        FINANCING AND SECURITY AGREEMENT
                                  BY AND AMONG
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                                  ULTRAK, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.
                           DENTAL VISION DIRECT INC.



                            Locations of Collateral


===========================================================================================================
               ADDRESS OF LOCATION                     COUNTY                    Owned or Leased
                                                                          [If leased, name of landlord]
-----------------------------------------------------------------------------------------------------------
                                                 ULTRAK, INC.
-----------------------------------------------------------------------------------------------------------
  1220 Champion Circle, Suite 100                      Dallas                        Leased
  Carrollton, Texas 75006                                                    Champion Circle/TCEP II
                                                                                  Joint Venture
-----------------------------------------------------------------------------------------------------------
  2400 Industrial Lane                                Boulder                        Leased
  Broomfield, Colorado 80020                                              Superior Investments I, Inc.
-----------------------------------------------------------------------------------------------------------
                                    LOSS PREVENTION ELECTRONICS CORPORATION
-----------------------------------------------------------------------------------------------------------
  913 Commerce Drive                                Anne Arundel                     Leased
  Annapolis, Maryland 21401                                                  Annapolis Commerce Park
                                                                               Limited Partnership
-----------------------------------------------------------------------------------------------------------
                                        CCTV SOURCE INTERNATIONAL, INC.
-----------------------------------------------------------------------------------------------------------
  1220 Champion Circle, Suite 100                      Dallas                        Leased
  Carrollton, Texas 75006                                                    Champion Circle/TCEP II
                                                                                  Joint Venture
-----------------------------------------------------------------------------------------------------------
  1323 Butterfield Road, Suite 110                     DuPage                        Leased
  Downers Grove, Illinois 60515                                             Gottileb Properties, Inc.
-----------------------------------------------------------------------------------------------------------
                                          DENTAL VISION DIRECT, INC.
-----------------------------------------------------------------------------------------------------------
  1220 Champion Circle, Suite 100                      Dallas                        Leased
  Carrollton, Texas 75006                                                    Champion Circle/TCEP II
                                                                                  Joint Venture
===========================================================================================================

                                 EXHIBIT 5.1 TO
                        FINANCING AND SECURITY AGREEMENT
                                  BY AND AMONG
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                                  ULTRAK, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.
                           DENTAL VISION DIRECT INC.



                                  Trade Names

Trade Name                        Used By
----------                        -------
Ultrak                            Ultrak, Inc.
Loss Prevention Electronics       Ultrak, Inc.
CCTV Source                       Ultrak, Inc.
Exxis Security                    Ultrak, Inc.

                                 EXHIBIT 5.6 TO
                        FINANCING AND SECURITY AGREEMENT
                                  BY AND AMONG
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                                  ULTRAK, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.
                           DENTAL VISION DIRECT INC.



                                Share ownership

Ownership:

Ultrak, Inc. is publicly owned. Thirty five and 36/100 percent (35.36%) of the Voting Stock of ultrak, Inc. and one hundred percent (100%) of the convertible preferred stock are owned and beneficially by George K. Broady.

One hundred percent (100%) of the Voting Stock of Loss Prevention Electronics Corporation are owned of record and beneficially by Ultrak, Inc. by Ultrak, Inc.

One hundred percent (100%) of the Voting Stock of CCTV Source International, Inc. are owned of record and beneficially by Ultrak, Inc. by Ultrak, Inc.

Eighty percent (80%) of the Voting Stock of Dental Vision Direct, Inc. are owned of record and beneficially by Ultrak, Inc. by Ultrak, Inc.


Stock options, warrants, etc.:

Ultrak, Inc:

         1. Non-qualified Employee Stock Option Plan - up to 5,000,000 shares of no par common stock varying exercise prices.

         2. Convertible Preferred Stock - convertible into 2,441,888 shares of no par common stock.

         3. Underwriter's Warrants - pursuant to the 1990 Underwriting Agreement with Rocky Mountain Securities and investments, convertible into 170,270 shares of no par common stock.

         4. Broker's Warrants - pursuant to the 1991-1992 private stock offering, 70,000 warrants issued to Judith A. Schindler, convertible into 70,000 shares of no par common stock, and warrants issued to RBC, Inc., convertible into 120,136 shares of no par common stock.

         5. Petrus Warrants - pursuant to the 1992 loan agreement, 928,571 warrants issued to the Petrus Fund, Ltd., convertible into 928,571 shares of no par common stock.

                                 EXHIBIT 5.9 TO
                        FINANCING AND SECURITY AGREEMENT
                                  BY AND AMONG
                           NATIONSBANK OF TEXAS, N.A.
                                      AND
                                  ULTRAK, INC.
                    LOSS PREVENTION ELECTRONICS CORPORATION,
                        CCTV SOURCE INTERNATIONAL, INC.
                           DENTAL VISION DIRECT INC.




                        Pending lawsuits or proceedings.

Brokerage Services of America, Inc. Peter N. Streit, Sibylle A. Streit and Earnest Blank, Plaintiffs, v. James Crocco, George K. Broady, Mike DeBlock, Ultrak, Inc. and Exxis Technologies, Inc., Defendants; Cause No. 93-07167-C. On July 9, 1993, a lawsuit against the Company, George K. Broady and others, was filed in the 68th Judicial District Court of Dallas County, Texas. The individual plaintiffs in this case are the principal officers of Brokerage Services of America, Inc. ("BSA"). In 1992 these individuals held meetings with George K. Broady to discuss a possible investment by Ultrak in BSA or venture with BSA. After conducting a "due diligence" review of BSA, the officers of Ultrak decided not to make an investment in BSA or with BSA. The plaintiffs allege that the defendants breached an oral contract t purchase BSA and seek unspecified actual and punitive damages against all defendants, jointly and severally. Ultrak, Exxis Technologies, Inc. and Mr. Broady have timely filed an answer to the Plaintiff's Original Petition denying any liability. Ultrak intends to vigorously defend the lawsuit.

Ingram Micro, Inc. v. Ultrak, Inc. and Exxis Technologies, Inc.; No. SACV93-459-GLT. Ingram Micro sued Ultrak and Exxis on April 26, 1993 in the United States District Court for the Central District of California, Santa Ana office, for $62,908.39 plus ten percent (10%) from the date of filing of the lawsuit, attorneys' fees of $4,156.33, costs of suit and other relief. Suit is for goods sold and delivered. Plaintiff claims that both Ultrak and Exxis signed a writing whereby each agreed to pay Plaintiff any amount owed. Ultrak is being defended by California counsel. Ultrak claims that Plaintiff is indebted to Ultrak/Exxis in an amount exceeding $200,000.

                           GUARANTY BY INDIVIDUAL TO
                           NationsBank of Texas, N.A.

                                                       Date:  September 24, 1993

         1. Definitions. As used in this guaranty, the following terms shall have the meanings indicated below:

                 (a) Borrower. The term "Borrower" shall mean each and all of (i) Ultrak, Inc., a Colorado corporation, (ii) Loss Prevention Electronics Corporation, a Colorado corporation, (iii) CCTV Source International, Inc., a Texas corporation and (iv) Dental Vision Direct, Inc., a Texas corporation, singularly and/or collectively, whether several, joint or joint and several.

                 (b) Lender. The term "Lender" shall mean NationsBank of Texas, N.A., and the mailing address of which is P.O. Box 830732, Dallas, Texas 75283-0732,

                 (c) Guaranteed Indebtedness. The term "Guaranteed Indebtedness" shall include: (i) any and all indebtedness of every kind and character, without limit as to amount, whether now existing or hereafter arising, of Borrower to Lender, regardless of whether evidenced by notes, drafts, acceptances, discounts, overdrafts, or otherwise, and whether such indebtedness be fixed, contingent, primary, secondary, joint, several, or joint and several, and any and all accounts receivable, evidence of indebtedness, contracts, leases, agreements, purchase orders, chooses in action, conditional sale or lease agreements, chattel mortgages, real estate mortgages or trust deeds, factor's liens, other liens, other security instruments, drafts, notes, bills, acceptances, trust receipts, warehouse receipts, guaranties, securities, liens, certificates of beneficial interest in trust agreements, or other obligations, and security instruments heretofore or hereafter acquired by the Lender form the Borrower by assignment, pledge, or otherwise, or in respect of which the Borrower has or may become in any way liable; (ii) interest on any of the indebtedness described in (i) preceding; (iii) any and all attorneys' fees incurred or suffered by Lender in the making of, the administration of, or the collection of the foregoing indebtedness, and any and all costs and expenses suffered by Lender by reason of Borrower's default in payment of any of the foregoing indebtedness; and (iv) any renewal or extension of the indebtedness, security instruments, costs, or expenses described in (i) through (iii) preceding, or any part thereof.

                 (d) Guarantor. The term "Guarantor" shall mean George K. Broady, an individual, whose mailing address is 1220 Champion Circle, Suite 100, Carrollton, Texas 75006.

         2. Obligations. As an inducement to the Lender to advance monies or extend credit to Borrower, or otherwise assist the Borrower in financing the business or sales of the Borrower, the Guarantor, for value received, does hereby guarantee to the Lender the prompt payment in full when due or declared due and at all times thereafter of any and all of the Guaranteed Indebtedness and the prompt, full and faithful performance and discharge by the Borrower of each and every one of the items, conditions, agreements, representations, warranties, covenants, warranties, and provisions ont he part of the Borrower contained in any agreement or arrangement or in any modification or addenda thereto or substitution thereof, or contained in any note, security investment, schedule and Assignment of Accounts, collateral reports, or other instruments heretofore or hereafter given by or on behalf of the Borrower to the Lender, or otherwise, or contained in any other agreements, undertakings or obligations of the Borrower with or to the Lender, or any agreement or indebtedness assigned to the Lender of any kind or nature. The Guarantor shall not, so long as his obligations under this guaranty continue, transfer or pledge any material portion of his assets for less than full and adequate consideration.

         3. Character of Obligations. This instrument shall be an absolute, unconditional, and continuing guaranty, and the circumstances that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligation of the Guarantor with respect to indebtedness of Borrower to the Lender thereafter incurred, provided that the Guarantor may give written notice that the Guarantor will not be liable hereunder for any indebtedness of Borrower incurred after the giving of such notice (which notice shall not be deemed to have been given until actually received by the Lender). In the event of such notice the Guarantor shall remain liable on his obligations hereunder until the payment in full of (a) the Guaranteed Indebtedness as it exits at the date of the giving of such notice, and (b) loans and advances made to or for the account of Borrower after such notice pursuant to the obligation of the Lender under a commitment or agreement made to or with Borrower prior to the giving of such notice. The terms and conditions of this instrument, including, but not limited to, the consents and waivers set forth in Section 4 hereof, shall remain in effect with respect to the indebtedness described in the preceding sentence in the same manner as if such notice had not been received. It shall not be necessary for the Lender, in order to enforce payment hereunder by the Guarantor, first to institute suit or exhaust its remedies against Borrower or otherwise liable ont eh Guaranteed Indebtedness, or to enforce its rights against any security which shall ever have been given to secure the Guaranteed Indebtedness. It is the intention of the parties hereto that the Guarantor shall be primarily liable jointly and severally with the Borrower and that the Guaranteed

Indebtedness may be recovered in the same or separate actions brought to recover the principal indebtedness. Payment of the sums for which the Guarantor becomes liable shall be made to the Lender at its office in Dallas, Dallas County, Texas, from time to time, on demand, or as the same become or are declared due, notwithstanding that the Lender holds reserves, credits, collateral or security against which the Lender may b e entitled to resort for payment. One or more successive or concurrent actions may be brought hereon against the Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Lender deems advisable. The Guarantor expressly waives and bars himself form any right to setoff, recoup or counterclaim any claim or demand against the Borrower or against any other person liable on any part of the Guaranteed Indebtedness. As further security to the Lender, any assets of the Guarantor of any kind, nature or description in the Lender's possession, custody or control, may without further notice, be reduced to cash and, together with any other cash and any and all indebtedness owed t the Guarantor by the Lender, may be applied by the Lender in reduction or payment of any liability incurred hereunder, and all debts or liabilities now and hereafter owing to the Guarantor by the Borrower or by any other person are hereby subordinated to the Lender's claims and are hereby assigned to the Lender.

         4. Consent and Waiver. The Guarantor, without limiting his liability hereunder in any respect, hereby consents to and waives notice of, and hereby agrees that his obligations under the terms of this guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) the taking or accepting of any security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial release of the liability of the Guarantor, or the partial or total release of any other guarantor or guarantors; (d) the death, insolvency, bankruptcy, disability, or lack of corporate power of Borrower, the Guarantor, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) any renewal, extension, or rearrangement of the payment of any or all of the Guaranteed Indebtedness, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Lender to Borrower or the Guarantor; (f) any neglect, delay, omission, failure, or refusal of the Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Indebtedness; (g) any failure of the Lender to notify the Guarantor of any renewal, extension, or assignment of the Guaranteed indebtedness or any part thereof, or the release of any security or of any other action taken or refrained from being taken by the Lender against Borrower or any new agreement between the Lender and Borrower, it being understood that the Lender shall not be required to give the guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Indebtedness; (h) in the event that Borrower is a corporation, joint stock association, or partnership, or is hereafter incorporated, the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted bylaw, the act of creating the Guaranteed Indebtedness, or any part hereof, is ultra vires, or the officers creating same acted in excess of their authority; (i) any payment by Borrower to the Lender is held to constitute a preference under the bankruptcy laws or if for any other reason the Lender is required to refund such payment or pay the amount thereof to someone else; or (j) the subsequent laws incorporation, reorganization, merger, or consolidation of the Borrower. Notice of acceptance of this guaranty, the giving or extension of credit to the Borrower, the purchase, acquisition, or pledge of notes, receivables, or other security instruments or other instruments, or the advancement of money or credit thereon, and presentment, demand, notices of default, nonpayment or partial payments and protest, notice of protest and all other notices or formalities to which the Guarantor or Borrower might otherwise be entitled are hereby waived. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY AGREES AS FOLLOWS:

                 (a) Guarantor hereby waives: (1) notice of acceptance of this guaranty; (2) notice of any loans or other financial accommodations made or extended to Borrowers or the creation or existence of any guaranteed Indebtedness; (3) notice of the amount of the Guaranteed Indebtedness, subject, however, to Guarantor's right to make inquiry of Lender to ascertain the amount of the Guaranteed Indebtedness at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or any other guarantor or of any other fact that might increase Guarantor's risk under this guaranty; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Guaranteed Indebtedness; and (7) all other notices (except as may otherwise be specifically agreed to in writing with Lender) and demands to which Guarantor might otherwise be entitled.

                 (b) Guarantor hereby waives the right by statute or otherwise to require Lender to institute suit against Borrower or any guarantor or to exhaust any rights and remedies which Lender has or may have against Borrower or any guarantor.

         Guarantor further waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor (other than the defense that the Guaranteed Indebtedness shall be been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of Borrower or such Guarantor in respect thereof.

                 (c) Guarantor hereby waives: (1) any rights to assert against Lender any defense (legal or equitable), set- off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower to any other guarantor of any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Indebtedness or any security therefor; (3) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender under applicable law of any jurisdiction; (4) the benefit of any statute of limitations affecting the liability of Borrowers for the Guaranteed Indebtedness, or the enforcement thereof, or Guarantor's liability hereunder, and any act which shall defer or delay the operation of any statue of limitations applicable of the Guaranteed indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                 (d) In addition to the foregoing waivers, Guarantor hereby waives outright and absolutely, any right of subrogation Guarantor has or may have against Borrower or any other guarantor with respect to the Guaranteed Indebtedness. In addition, Guarantor hereby waives any right to proceed against Borrower or any other guarantor, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower or any such other guarantor with respect to the Guaranteed Indebtedness. Guarantor also hereby waives any rights to recourse to or with respect to any asset of Borrower Guarantor agrees that in light of the immediately foregoing waivers, the execution of this guaranty shall not be deemed to make Guarantor a "creditor" of Borrower or any other guarantor, and that for purposes of Sections 547 and 550 of the Bankruptcy Code Guarantor shall not be deemed a "creditor" of Borrower or any other guarantor.

                 (e) Guarantor consented and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender, may, by action or inaction; (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce its rights or remedies in respect of the Guaranteed Indebtedness; (b) release all or any one or more parties at any time obligated in respect of the Guaranteed Indebtedness or grant other indulgences to Borrower or any other guarantor in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any agreement, instrument or other document evidencing or governing any of the Guaranteed Indebtedness; or (d) release or substitute any other guarantor, if any, of the Guaranteed Indebtedness, or enforce, exchange, release, or waive any security of the Guaranteed Indebtedness or any other guaranty of the Guaranteed Indebtedness, or any portion thereof.

                 (f) Lender shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form or action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Indebtedness shall serve to diminish the liability of Guarantor under this guaranty except to the extent that Lender finally and unconditionally have realized indefeasible payment by such action or proceeding.

                 (g) Guarantor represents and warrants to Lender that Guarantor is currently informed of the financial condition of Borrower and all other guarantors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Indebtedness. Guarantor further represents and warrants to Lender that Guarantor has read and understands the terms and conditions of all agreements instruments and other documents executed by Borrower and Lender. Guarantor hereby covenants that Guarantor will continue to keep informed of the financial condition of Borrower and all other guarantors, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Indebtedness.

         5. Liability. All liabilities of the Borrower and of the Guarantor shall, at the option of the Lender and without notice, mature immediately upon the insolvency of the Borrower, the appointment of a receiver for the Borrower or any of its property, the filing of a voluntary or involuntary petition in bankruptcy, reorganization, or arrangement, the making of an assignment for the benefit of creditors, the calling of a Borrower's property, a default by Borrower in the payment or repurchase of any of the Guaranteed Indebtedness as the same falls due, or a default by the Borrower in respect of any undertaking. All liabilities of the Guarantor shall, at the option of the Lender and without notice, mature immediately upon the Lender becoming aware of the falsity of any statement or representation hereof, or upon the insolvency of the Guarantor, the appointment of a receiver of the Guarantor, or any of his property, the filing of a voluntary or involuntary petition in bankruptcy, reorganization, or arrangement, the making of an assignment for the benefit of creditors, the calling of a meeting of creditors by the Guarantor, the breach of any provision hereof, the encumbrance of disposition, or attempt to encumber or dispose, of all or a substantial portion of the Guarantor's property, a default by the Guarantor in the payment or repurchase of any of the Guaranteed Indebtedness as the same falls due, or a default by the Guarantor in respect of any undertaking. If the Guarantor becomes liable for any indebtedness owing by Borrower to the Lender, by endorsement or otherwise, other than under this guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lender hereunder shall be cumulative of any and all other rights that the Lender may ever have against the Guarantor.

         6. Construction. Nothing herein shall be construed as an obligation on the part of the Lender to extend credit to the Borrower, or as an obligation to continue to extend credit. The Lender's records showing the account between the Lender and the Borrower shall be admissible in evidence in any action or proceeding involving this guaranty, and such records shall be prima facie proof of the items therein set forth. This guaranty shall for all purposes be deemed to be made in the State of Texas, and shall be governed by the laws of the State of Texas to the extent that federal law does not apply.

         7. Benefit. This guaranty is for the benefit of Lender and Lender's successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

         8. Death of Guarantor. In the event of the death of the Guarantor, the obligation of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Guaranteed Indebtedness, as it exists at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of death of the deceased

Guarantor pursuant to an obligation of Lender under a commitment made to Borrower prior to the date of such death, subject only to the limitation, if any be herein specified, on the amount of the Guaranteed Indebtedness.

         9. Other Matters. The headings used in this Guaranty are for the convenience only of the parties, and shall not be deemed to modify the terms, and provisions hereof. No modification, consent, amendment or waiver of any provision of this guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of the Lender, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand of the Guarantor is any case shall, of itself, entitle the Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by the Lender in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of the Lender hereunder are cumulative of each other and every other right or remedy which the Lender may otherwise have at law or in equity or under any other contract or document and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise or other rights or remedies. If the Guaranty should breach or fail to perform any provision of this guaranty, the Guarantor agrees to pay the Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in the enforcement hereof.

         EXECUTED as of the date first written above.



                                            /s/ George K. Broady
                                           -----------------------------------
                                           Guarantor:  GEORGE K. BROADY


================================================================================

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NationsBank of Texas, N.A.



By: /s/ Kevin M. Eddy                     /s/ George K. Broady
    ----------------------------          ------------------------------
    Kevin M. Eddy                         George K. Broady
    Assistant Vice President


THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned authority, on this day personally appeared George K. Broady, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 24th day of September,
1993.


                                            /s/ Josie G. Cortez
                                           ----------------------------------
                                           NOTARY PUBLIC IN AND FOR
                                           THE STATE OF TEXAS

My Commission Expires:                      Josie G. Cortez
         7-16-94                           ----------------------------------
                                           (Printed Name of Notary)

                                    ADDENDUM
                                       TO
                             Guaranty by Individual
                                  executed by
                                George K. Broady
                               for the benefit of
                           NationsBank of Texas, N.A.

         10. Limitation of Liability. Without limiting Guarantor's liability with respect to Guaranteed Indebtedness defined in clauses (ii),
(iii) and (iv) of paragraph 1(c) of this guaranty, Guarantor's liability for Guaranteed Indebtedness defined in clause (i) of paragraph 2(c) of this guaranty shall be limited to the maximum amount of $2,000,000.00, provided, that in the event Borrower's FYE 1994 Financial Statement reflects (i) Tangible Net Worth of $8,500,,000.00 as of December 31, 1994 and (ii) cumulative Net Income of $2,000,000.00 for the period January 1, 1994 through December 31, 1994 then effective upon Borrower's delivery to Lender of Borrower's FYE 1994 Financial Statement and following. Guarantor's liability for Guaranteed indebtedness defined in clause (i) of paragraph 2(c) of this guaranty shall be limited to the maximum amount of $1,000,000.00. As used herein,

         "Borrower's FYE 1994 Financial Statement" means the audited consolidated financial statements for Borrower and its subsidiaries as of December 31, 1994 delivered to Lender as required by paragraph 6.5 of the Financing Agreement.

         "Tangible Net Worth" means Tangible Net Worth as defined in the Financing Agreement.

         "Net Income" means Net Income as defined in the Financing Agreement.

"Financing Agreement" means the certain Financing and Security Agreement dated effective September 24, 1993 among Lender, Borrower, Loss Prevention Electronics Corporation, CCTV Source International, Inc. and Dental Vision Direct, Inc., as the same may be amended.

                                            /s/ George K. Broady
                                           -------------------------------
                                           George K. Broady